                                                                     EXHIBIT 2.1


                              BROOKWOOD METROPLEX
                              BIRMINGHAM, ALABAMA

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the ____ day of July, 1999, by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Seller"), having offices at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation ("Purchaser"; it being understood that "Purchaser" as used herein shall mean a "Permitted Assignee" under Section 11.B. below subsequent to an assignment of this Agreement by Boardwalk Management Corporation in accordance with Section 11.B. below), having offices at 402 Office Park Drive, Suite 100, Birmingham, Alabama 35223.

                                 RECITALS
                                 --------

A. Seller is the owner of that certain parcel of real estate (the "Real Property") located in Birmingham, Alabama, which Real Property is more particularly described in EXHIBIT A attached hereto and made a part hereof, and
                          ---------
upon which is situated two (2) office buildings commonly known as Brookwood Metroplex (each, an "Office Building" and collectively, the "Office Buildings").

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is defined in Section 1 below), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.   PURCHASE AND SALE
     -----------------

Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (a) the Office Buildings and all other improvements owned by Seller and located on the Real Property (collectively, the "Improvements"); (b) all of Seller's rights from and after Closing in and to any and all, easements, licenses and privileges presently on the Real Property or appertaining to the Real Property or the Improvements; (c) Seller's right, title and interest from and after Closing in and to the leases affecting the Property or any part thereof (individually, a "Lease", and collectively, the "Leases", with it being understood that "Lease" and "Leases" as used herein means all such leases, together with all modifications and amendments thereto and all guarantees executed in connection therewith); (d) Seller's interest from and after Closing in all security deposits paid by tenants under the Leases and held by Seller as of the date hereof that are listed in the "security deposits" column on EXHIBIT N attached hereto and which
                                            ---------
are not applied by Seller in accordance with the terms of the Leases and/or applicable law between the date of this Agreement and Closing (the "Security Deposits"); (e) all of Seller's right, title and interest from and after Closing in and to the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty located on the Property and used in connection therewith that are listed on EXHIBIT K attached hereto (the "Tangible
                                        ---------
Personal Property"); (f) all right, title and interest of Seller from and after Closing under any and all of the maintenance, service, leasing, brokerage, advertising and other like contracts and agreements with respect to the ownership and operation of the Property which Purchaser is obligated to assume or elects to assume pursuant to Section 11.M. below (all such contracts and agreements existing as of the date hereof are listed on EXHIBIT C attached hereto and are referred to herein as the "Service
---------
Contracts"); (g) if and to the extent transferable, all of Seller's interest from and after Closing, if any, in and to all warranties and guaranties relating to the Property, if any; (h) if and to the extent transferable, all of Seller's interest from and after Closing, if any, in and to all plans, specifications and floor plans for the Office Buildings, if any; and (i) if and to the extent transferable, all of Seller's right, title and interest from and after Closing in and to any existing intangible property pertaining to the Property (the "Intangible Personal Property"), including any right Seller has to the name "Brookwood Metroplex", but specifically excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office" as a part thereof. The Real Property, together with items (a) through (i) above, shall be collectively referred to in this Agreement as the "Property". The term "Property" expressly excludes: (1) all property owned by tenants or other users or occupants of the Property (except to the extent that any Security Deposits are deemed to be "owned" by a tenant under applicable law); (2) all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined in Section 4.A. below); and (3) all computers, software and computer-related equipment located at the management office of the Property which is not integrated into, controlling or otherwise operating the Office Buildings' mechanical systems.

2.   PURCHASE PRICE
     --------------

     The purchase price to be paid by Purchaser to Seller for the Property is Fifteen Million Two Hundred Fifty Thousand Dollars ($15,250,000) (the "Purchase Price"). The Purchase Price shall be paid as follows:

     A.   Earnest Money.
          -------------

          (i) Upon execution of this Agreement, Purchaser shall deliver to the Chicago, Illinois office of LandAmerica National Commercial Services ("Escrowee"), the sum of Three Hundred Thousand Dollars ($300,000) (together with any interest earned thereon and net of investment costs, the "Earnest Money"). To direct the Escrowee as to the retention, investment and disbursement of the Earnest Money, upon execution of this Agreement, Purchaser, Seller and Escrowee shall enter into a joint order escrow agreement (the "Joint Order Escrow Agreement") in the form attached hereto as EXHIBIT D. The Earnest Money shall be invested as Seller and Purchaser
        ---------
     so direct pursuant to the terms and provisions of the Joint Order Escrow Agreement. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

          (ii) If the Closing occurs in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the Closing fails to occur in accordance with the terms of this Agreement, the Earnest Money shall be retained and disbursed as provided in Section 7. below.

     B.   Cash at Closing.  At Closing, Purchaser shall pay to Seller, by wire
          ---------------
     transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4.C. below.

3.   EVIDENCE OF TITLE
     -----------------

     A.   Title Commitment.  Within ten (10) days after the date of this
          ----------------
     Agreement Seller shall cause to be delivered to Purchaser a commitment for an ALTA Owner's Title Insurance Policy (the "Title Commitment") in the amount of the Purchase Price, issued by either Commonwealth Land Title Insurance Company or Lawyers Title Insurance Corporation through Escrowee's Chicago, Illinois office (whichever of the foregoing parties actually issuing such commitment being referred to herein as the "Title Insurer"), together with copies of all underlying documents set forth therein (the "Title Documents"). At Closing, the conveyance of the Property to Purchaser shall be subject only to those exceptions to title which are more fully described on attached EXHIBIT B (the "Existing Permitted Exceptions")
                                 ---------
     and those exceptions to title which become Permitted Exceptions pursuant to
     Section 3.C. below (collectively, the "Permitted Exceptions").

     B.   Survey.  Purchaser may order a survey of the Real Property at its sole
          ------
     cost and expense (the "Survey"), provided that (1) Purchaser orders such Survey within three (3) business days after receipt of the Title Commitment and the Title Documents, and (2) all survey work (on-site and preparation of the printed Survey) must be completed prior to the expiration of the Inspection Period (as defined in Section 8.A. below).

          (i)  Seller to Pay a Portion of Cost of Survey Preparation.  In the
               -----------------------------------------------------
     event that the Purchaser terminates the Agreement prior to the expiration of the Inspection Period (as defined in Section 8.A. below) in accordance with Section 8.A. below and Purchaser has ordered and obtained the Survey in accordance with the foregoing provisions of this Section 3.B., then (1) Purchaser shall pay the surveyor for the entire cost of the Survey, (2) Seller shall be obligated to reimburse Purchaser for the lesser of (y) one-half of the cost to prepare the Survey, and (z) $2,500, and (3) Seller shall be entitled to ownership of the Survey after such termination (and Purchaser hereby agrees to execute any and all documentation reasonably required to facilitate such ownership).

     C.   Review of Title Commitment and Survey.  If the Title Commitment or
          -------------------------------------
     Survey (if ordered and obtained in accordance with Section 3.B above) disclose exceptions to title other than the Existing Permitted Exceptions (such exceptions to title being referred to as the "Disclosed Exceptions") then Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the tenth (10th) day after the date of Purchaser's receipt of the last of the Title Commitment and Survey (if ordered and obtained in accordance with Section 3.B above) within which to notify Seller of any such Disclosed Exceptions to which Purchaser objects (it being understood that, in the event that Purchaser does not order and obtain the Survey in accordance with Section 3.B above that Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the tenth (10th) day after Purchaser's receipt of the Title Commitment within which to notify Seller of any such Disclosed Exceptions to which Purchaser objects). If any additional exceptions to title other than the Existing Permitted Exceptions and the Disclosed Exceptions (such exceptions to title being referred to herein as the "New Disclosed Exceptions") arise between the date of the Title Commitment, the Survey (if ordered and obtained in accordance with Section 3.B above) and the Closing, Purchaser shall have five (5) days after its receipt of notice of same within which to notify Seller of any such New Disclosed Exceptions to which Purchaser objects. Any such Disclosed Exceptions or New Disclosed Exceptions not objected to by Purchaser as aforesaid shall become "Permitted Exceptions" hereunder. If Purchaser objects to any such Disclosed Exceptions or New Disclosed Exceptions, Seller shall have until Closing (but in any event at least twenty (20) days after it receives notice of Purchaser's objection(s)) to remove such Disclosed Exceptions or New Disclosed Exceptions, which removal may be accomplished by waiver or endorsement by the Title Insurer, the form of such endorsement to be acceptable to Purchaser in its sole and absolute discretion. It is understood and agreed that Seller shall have the obligation to remove any such Disclosed Exceptions or New Disclosed Exceptions that constitute Removable Exceptions (as hereinafter defined). Seller shall have no obligation to remove any such Disclosed Exceptions or New Disclosed Exceptions which do not constitute Removable Exceptions, and if Seller fails to remove any such Disclosed Exceptions or New Disclosed Exceptions which do not constitute Removable Exceptions as aforesaid, Purchaser may, as its sole and exclusive right related to Seller's failure to removing such items, terminate this Agreement and obtain a return of the Earnest Money in which event neither party shall have any rights, remedies or obligations hereunder except those rights, remedies or obligations that survive the termination of the Agreement. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such Disclosed Exceptions and New Disclosed Exceptions which Seller does not remove as aforesaid (in which event, all such Disclosed Exceptions and New Disclosed Exceptions, together with the Existing Permitted Exceptions, shall be deemed "Permitted Exceptions" hereunder). It is expressly understood and agreed that in the event that the 1983 Letter Agreement (as hereinafter defined) is an exception to title, Purchaser shall be obligated to cause the 1983 Letter Agreement to be released as an exception to title in accordance with the Settlement Agreement (as hereinafter defined). As used herein (1) "1983 Letter Agreement" shall mean that certain letter agreement dated August 31, 1983 by and between Purchaser (by assignment from Metropolitan Properties, Inc. ["Metropolitan"]) and Seller with respect to the Property, and (2) "Settlement Agreement" shall mean that certain Settlement Agreement and Mutual Release of even date herewith by and among Purchaser, Metropolitan and Seller with respect to the 1983 Letter Agreement and certain other matters. As used herein "Removable Exceptions" shall mean (x) Disclosed Exceptions or New Disclosed Exceptions that can be removed by payment of a liquidated, ascertainable sum of money and the aggregate cost to remove all such Disclosed Exceptions or New Disclosed Exceptions does not exceed $5,000, (y) any mortgages or deed of trusts encumbering the Real Property that were granted by Seller, or (z) mechanic's liens with respect to work contracted for by Seller or its authorized agents and such mechanic's liens do not relate to, are attributable to or arise in connection with any Service Contracts to be assumed by the Purchaser at Closing.

4.   CLOSING
     -------

     A.   Closing Date.  The "Closing" of the transaction contemplated by this
          ------------
     Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall, subject to the provisions of
     Section 4.A.(i) below, occur on the ninetieth (90/th/) day following date of this Agreement, at the office of the Escrowee (in person and/or by telecopy and/or overnight courier) or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

          (i)  Purchaser's right to extend the Closing Date.  Purchaser shall
               --------------------------------------------
     have the right, exercisable by delivery of written notice to Seller and the Escrowee not earlier than the sixtieth (60/th/) day following the date of this Agreement and not later than the seventy-fifth (75/th/) day following the date of this Agreement, to extend the date for Closing from the ninetieth (90/th/) day following the date of this Agreement to a date not later than the One Hundred Twentieth (120th) day following the date of this Agreement. Such written notice shall include a written instruction from the Purchaser to the Escrowee to wire transfer the Earnest Money held by the Escrowee under the Joint Order Escrow Agreement to Seller pursuant to separate wire transfer instructions provided by Seller. Notwithstanding such delivery to Seller, the retention and disbursement of the Earnest Money shall be subject to the provisions of this Agreement. By delivery of such written notice to Seller:

               1. notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Sections 7., 8.C., 8.D. and 8.G.) Purchaser shall be deemed to have waived, and Seller shall have no liability for or obligation with respect to, any defaults or breaches of Seller under this Agreement that relate to or arise out of any facts, matters or conditions that exist or are alleged to exist as of the ninetieth (90th) day following the date of this Agreement;

               2. notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Sections 7., 8.C., 8.D. and 8.G.), Purchaser shall be deemed to have waived any rights to terminate the Agreement as a result of any failure of any conditions precedent to Closing being satisfied as of Closing, if the facts, matters or conditions giving rise to such failure existed or were alleged to exist, or such failure occurred or was alleged to have occurred, on or prior to the ninetieth
     (90th) day following the date of this Agreement, subject to the provisions of subclause 3. immediately below;

               3. notwithstanding any other provision of this Agreement to the contrary, the Required Estoppel Certificates shall only be required to be dated as of a date no more than forty-five (45) days prior to the date which is ninety (90) days following the date of this Agreement;

               4. notwithstanding any other provision of this Agreement to the contrary, Purchaser shall be deemed to have waived any rights to terminate the Agreement as a result of the condition of the Property as of the ninetieth (90th) day following the date of this Agreement; and

               5. notwithstanding any other provision of this Agreement to the contrary, the representations set forth in Section 9.A. and remade and restated as of Closing under Section 9.B. shall be updated to reflect any facts, matters or circumstances existing or alleged to exist as of the ninetieth (90th) day following the date of this Agreement.

     B.   Closing Documents and Deliveries.
          --------------------------------

          (i)  Seller.  At Closing, Seller shall deliver to Purchaser the
               ------
          following:

               (a) a limited warranty deed (the "Deed") conveying the Real Property, subject only to the Permitted Exceptions, in the form attached hereto as EXHIBIT H (Seller, upon reasonable prior notice
                             ---------
          from Purchaser, shall execute separate limited warranty deeds to Purchaser for "Parcel 1" and "Parcel 2" set forth on attached EXHIBIT
                                                                        -------
          A, each subject only to the Permitted Exceptions and in the form of
          -
          EXHIBIT H attached hereto);
          ---------

               (b) a special warranty bill of sale (the "Bill of Sale") conveying the Personal Property in the form attached hereto as
          EXHIBIT J;
                  -
                                                                         -------
               (c) a letter advising tenants under the Leases of the change in ownership of the Property in the form of EXHIBIT L attached hereto;
                                                   ---------

               (d) a letter advising vendors under the Service Contracts which Purchaser is obligated to assume or elects to assume pursuant to
          Section 11.M. below of the change in ownership of the Property in the form of EXHIBIT M attached hereto;
                  ---------

               (e) four (4) counterparts of an assignment and assumption of the Leases and Security Deposits in the form of EXHIBIT E attached hereto
                                                      ---------
          (the "Lease Assignment"), executed by Seller;

               (f) four (4) counterparts of an assignment and assumption of the Service Contracts which Purchaser is obligated or elects to assume pursuant to Section 11.M. below and the utility deposits in the form of EXHIBIT F attached hereto (the "Service Contract Assignment"),
             ---------
          executed by Seller;

               (g) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

               (h) four (4) counterparts of a closing statement (the "Closing Statement") to be executed by Seller and Purchaser, setting forth the prorations and adjustments to the Purchase Price as required by
          Section 4.C. below, executed by Seller;

               (i) all executed Estoppel Certificates (as defined in Section 8.B.(i) below) received by Seller as of the Closing Date to the extent not previously delivered to Purchaser or its counsel;

               (j) any Landlord Certificates (as defined in Section 8.B.(ii) below) provided by Seller in accordance with Section 8.B.(ii) below;

               (k) four (4) counterparts of a letter with respect to Seller's delivery of information required under 29 C.F.R. (S)1910.1001(j)(2)
          (ii) and 29 C.F.R. (S)1926.1101(n)(6) (the "OSH A Letter") in the form of EXHIBIT O attached hereto, executed by Seller;
                  ---------

               (l) four (4) counterparts of a quit claim assignment of permits and general intangibles (the "Permit Assignment") in the form of

          EXHIBIT R attached hereto;
          ---------

               (m) four (4) counterparts of an assignment and assumption of Metrogate Agreement (the "Metrogate Assignment") in the form of

          EXHIBIT Y attached hereto, executed by Seller;
          ---------

               (n) any transfer tax declaration, real property conveyance statement or similar document (the "Transfer Tax Declarations") that Seller is required by law to execute in order to record the Deed with the Jefferson County, Alabama recorder, executed by Seller;

               (o) an update of the Rent Roll (as defined in Section 9.A.(v) below) the "Updated Rent Roll") dated as of the Closing Date, certified by Seller to be, to the Actual Knowledge of Seller (as defined in Section 9.A. below), true and correct (Purchaser hereby acknowledging that: (1) Seller shall have no liability with respect to the information set forth in such Updated Rent Roll to the extent that such information is set forth in an Estoppel Certificate received by Purchaser, and (2) as more particularly provided in Section 9.C. below, Seller's liability under such certification shall terminate on a date no later than the two hundred seventieth (270/th/) day after the Closing Date);

               (p) original counterparts of each of the Leases, together with the lease files that were reviewed by Purchaser in accordance with
          Section 8.B.(ii) below (all such Leases and lease files to be provided at the Property);

               (q) copies of those Leases for which either (1) original Leases were not delivered as provided in Section 4.B.(i)(p) above; or (2) Estoppel Certificates were not received by Seller or Purchaser prior to the Closing Date, certified by Seller to be true and correct (Purchaser hereby acknowledging that, as more particularly provided in Section 9.C. below, Seller's liability under such certifications shall terminate on a date no later than the two hundred seventieth (270th) day after the Closing Date);

               (r) the documents that were made available to Purchaser in accordance with Section 8.A.(ii) below (all such documents to be provided at the Property); and

               (s) all keys for locks at the Buildings, as well as combinations or codes for mechanical or alarm systems at the Buildings if and to the extent reviewed by Purchaser at the time of its visit(s) to the Property in accordance with Section 8.B.(ii) below (all to be provided at the Property).

          (ii) Purchaser.  Purchaser shall deliver or cause to be delivered to
               ---------
          Seller at Closing:

               (a)  the funds required pursuant to Section 2.B. above;

               (b) four (4) counterparts of the Lease Assignment, executed by Purchaser;

               (c) four (4) counterparts of the Service Contract Assignment, executed by Purchaser;

               (d) four (4) counterparts of the Closing Statement, executed by Purchaser;

               (e) copies of all executed Estoppel Certificates received by Purchaser as of the Closing Date, if any;

               (f) four (4) counterparts of the OSHA Letter, executed by Purchaser;

               (g) four (4) counterparts of the Permit Assignment, executed by Purchaser;

                 (h) four (4) counterparts of the Metrogate Assignment, executed by Purchaser; and

                 (i) the Transfer Tax Declarations, executed by Purchaser if Purchaser is required by law to execute same.

          (iii)  Title Insurer.  At Closing, the Title Insurer shall deliver to
                 -------------
          Purchaser the Title Policy (as defined in Section 8.E. below).

     C.   Closing Prorations and Adjustments.
          ----------------------------------

          (i)    Prorations.  The following shall be apportioned with respect to
                 ----------
     the Property, based on the number of days Seller and Purchaser each own the Property in the month, tax year or other applicable period in which the Closing occurs, as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Property during the entire day which is the Closing Date; provided, however, in the event that Seller receives the net proceeds from the closing escrowee after 1:00 p.m. (Chicago, Illinois time) on the Closing Date and, as a result of Seller receiving such funds after such time Seller is unable to invest the net proceeds from the transaction with Seller's bank on the Closing Date, then, for purposes of apportionments, Purchaser shall be deemed vested with title to the Property beginning on the next business day following the Closing Date (it being intended that, in the event that the day following the Closing Date is not a business day, Seller shall be deemed vested with title during the Closing Date and on all consecutive days, if any, subsequent to the Closing Date that are not business days):

                 (a) all collected rents and other sums received under Leases other than Security Deposits ("Rents");

                 (b) all unapplied cash Security Deposits;

                 (c) taxes and assessments (including, without limitation, personal property taxes on the Personal Property, if any, rent taxes, if any, and real estate taxes and assessments) levied against the Property;

                 (d) pre-payments and accrued amounts due under any Service Contracts;

                 (e) water, sewer, gas, electricity, telephone and other utility and fuel charges for which Seller is liable, if any; such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (which Seller shall request to be read not more than three (3) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

                 (f) fees paid for assignable licenses or permits, if any;
          and

                 (g) all other ordinary, customary and necessary expenses pertaining to the operation of the Property together with those expenses unique to the operation of the Property, such as expenses under the Metrogate Agreement (as defined in Section 11.Y. below) (other than insurance premiums for Seller's insurance policies which shall not be prorated, as they will be cancelled as of Closing).

          (ii)      Method of Prorations.  Notwithstanding anything contained in
                    --------------------
     the foregoing provisions:

                    (a) At Closing, (1) Seller shall credit to the account of Purchaser the amount of all unapplied cash Security Deposits (together with any interest required to be paid thereon under the Leases) held by Seller under Leases, (2) Seller shall credit to the account of Purchaser the amount of any Rents that Seller has received as of Closing and that are attributable to the month(s) subsequent to the month in which the Closing occurs, and (3) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property which the utility companies permit to be assigned and which are assigned to Purchaser at Closing pursuant to the Service Contract Assignment.

                    (b) Purchaser and Seller agree to prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable, it being acknowledged that the real estate taxes for the Property, which are due and payable during the fourth quarter of each year, are comprised of several components payable to several different taxing bodies and which are attributable to different fiscal periods. Any taxes paid at or prior to Closing shall be prorated as aforesaid based upon the amounts actually paid, with Purchaser being charged and Seller being credited at Closing with that portion of such taxes and assessments which relates to the period on or after the Closing Date. If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Seller shall be charged and Purchaser credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Purchaser shall pay such taxes and assessments after Closing prior to their becoming delinquent. If the actual taxes and assessments are not known at Closing, the proration shall be based upon the most recent assessed values and tax rates. To the extent that the actual taxes and assessments paid differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within 30 days of the issuance of final tax bills.

                    (c) Purchaser shall be responsible for the payment of (1) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which are set forth on EXHIBIT S attached hereto, (2) all
                                             ---------
          Tenant Inducement Costs and leasing commissions which are set forth in a Lease existing as of the date hereof and pursuant to the applicable Lease are not due and payable prior to the Closing Date and are not payable in connection with the existing (or any prior) term or tenancy of the applicable premises covered by such Lease (it being understood that the amounts for which Purchaser shall be liable pursuant to this sub-clause (2) include any amounts payable at the time of a tenant's exercise of any rights after Closing which occurs during the existing term or any future term of the Lease, including an election to expand into additional space not occupied as of Closing for the remainder of the existing term of such tenant's Lease), and (3) all New Lease Costs (as defined in Section 11.L. below). Seller shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions payable prior to the Closing Date which are not described in clause
          (1), (2) or (3) of the preceding sentence and, in the event that any such amounts are payable after Closing, then Seller shall be charged and Purchaser shall be credited at Closing with such amounts and Purchaser shall thereafter be responsible for the payment of such amounts. Notwithstanding anything in the foregoing to the contrary in no event shall Purchaser be responsible for the payment of leasing commissions payable to Equity Office Properties Management Corp. ("EOPMC") or any other affiliate thereof or of Seller (in any case, an "EOP Entity") unless such amount is included in the New Lease Costs. In the event that the New Lease Costs include a leasing commission payable to EOPMC and the total leasing commission payable in connection with such New Lease to EOPMC and any third party exceeds six percent (6%) of the base rental to be paid over the term of the New Lease (excluding renewal options or any period which may be omitted from the lease term through a right of cancellation granted to the tenant), then EOPMC's leasing commission shall be reduced so that the total leasing commission payable to EOPMC and any third party shall equal six percent (6%) of the base rental to be paid over the term of the New Lease (excluding renewal options or any period which may be omitted from the lease term through a right of cancellation granted to the tenant). If, as of the Closing Date, Seller shall have paid any Tenant Inducement Costs or leasing commissions or New Lease Costs for which Purchaser is responsible pursuant to the forgoing provisions, Purchaser shall be charged, and Seller shall be credited, for such amounts at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs or allowances, lease buyout costs, moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include legal fees or loss of income resulting from any free rental period; it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the Closing Date.

                 (d) Set forth on EXHIBIT Q attached hereto is a list of
                                  ---------
          capital projects (the "Capital Projects") that are presently occurring at the Property. All costs attributable to such Capital Projects are called "Capital Project Costs". The contracts that have been entered into for the Capital Projects as of the date of this Agreement are those Service Contracts that are listed under the heading "Construction Contracts" on attached EXHIBIT C (the "Existing Capital
                                               ---------
          Service Contracts"). Such Existing Capital Service Contracts comprise a portion of the contracts necessary to complete the Capital Projects. Any contracts necessary to complete the Capital Projects that have not yet been entered into as of the date of this Agreement shall be subject to the applicable provisions of Section 11.V. below with respect to approval by Purchaser. As the work is ongoing, all amounts in the columns in EXHIBIT Q entitled "Paid To Date" and "Incurred-Not
                            ---------
          Paid" are only approximations as of July 28, 1999, it being understood that such amounts may fluctuate depending upon the amount of work that has occurred since such date and amounts paid under contracts since such date. Purchaser shall be responsible for the payment of all Capital Project Costs. In the event that any such Capital Project Costs have been paid by Seller as of the Closing Date, Purchaser shall be charged and Seller shall be credited with any amounts previously paid by Seller and Purchaser shall be responsible for payment of all remaining Capital Project Costs after Closing.

                 (e) Non-Delinquent Rent (as hereinafter defined) collected by Seller after Closing attributable to periods from and after Closing shall be promptly remitted to Purchaser. Delinquent Rent (as hereinafter defined) collected by Seller and/or Purchaser after the date of Closing shall be delivered by the recipient as follows:
          within fifteen

          (15) days after the receipt thereof, Seller and Purchaser agree that all Delinquent Rent received by Seller or Purchaser shall be applied first to then current Rents, and then to Rents that are delinquent and past due, in inverse order of maturity (that is, in the order of the most recently past due Rent first, then the next most recent past due Rent, etc.). At Closing, Seller shall deliver to Purchaser a schedule of all past due but uncollected Rent and other sums owed by tenants ("Closing Delinquency Schedule"), and Purchaser shall include the amount of such Rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. Seller retains the right to pursue those tenants identified on EXHIBIT T attached hereto and such other tenants who become
             ---------
          delinquent between the date of this Agreement and Closing and are also set forth on the Closing Delinquency Schedule for payment of delinquent Rent at any time after the six (6) month period after Closing, except that Seller shall not be permitted to file suit to evict the tenant or otherwise disturb its tenancy. As used herein, the term "Non-Delinquent Rent" shall mean Rent paid by a tenant after Closing who was current on all of its obligations to pay Rent as of the Closing Date. As used herein, "Delinquent Rent" shall mean Rent paid by a tenant after Closing who was listed on the Closing Delinquency Schedule.

                 (f) Seller, as landlord under the Leases, is currently collecting from tenants additional rent to cover taxes, insurance, utilities, maintenance and/or other operating costs and expenses incurred by the owner of the Property in connection with the ownership, operation, maintenance and management of the Property (such expenses, collectively "Expenses" and such collections, collectively "Collections"). Collections received from tenants prior to the True Up (as hereinafter defined) for the month in which Closing occurs shall initially be prorated in the same manner as other Rents. After Closing, Seller shall be entitled to retain Collections it has received as of Closing, subject to the remaining provisions of this
          Section 4.C.(ii)(f). Subsequent to Closing, but no later than May 1, 2000 (the "Reproration Date"), Purchaser shall calculate adjustments for Expenses incurred and Collections received for the year of Closing and shall prepare and present to Seller a calculation of the Collections received and Expenses incurred by each of Seller and Purchaser attributable to each party's period of ownership. The parties shall make the appropriate adjusting payment between them within 30 days after presentment to Seller of Purchaser's calculation (the "True Up"). Either party may inspect the other's books and records related to the Property to confirm the calculation.

                    1. Seller's allocable share of Collections for Leases in effect as of the Closing Date shall be determined by multiplying the total payments due from tenants for the 1999 calendar year (that is, the sum of Collections paid or payable by tenants during the 1999 calendar year, plus or minus year-end adjustments) by a fraction, the numerator of which is the actual Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in this Section 4.C.), and the denominator of which is the total Expenses for calendar year 1999. In the event that, after such determination and as part of the True Up: (1) the amount of Collections retained by Seller for calendar year 1999 as provided above in this Section 4.C.(ii)(f) is less than the amount of Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in this Section 4.C. above) with respect to 1999 and the landlord under the Leases is entitled to recover such difference under the terms of Leases, then

               (y) to the extent that the Collections collected by Purchaser for 1999 exceeds the Expenses incurred by Purchaser for 1999, Purchaser shall promptly remit to Seller its excess Collections to the extent that the Collections retained by Seller are less than the Expenses paid by Seller, and (z) Purchaser shall bill such tenants for any remaining amounts owed to Seller after any payment provided for in subclause (y) of this sentence, provide Seller with copies of such bills upon issuance, and collect such amounts on behalf of Seller and, upon receipt, remit such collected amounts to Seller; and (2) the amount of Collections collected by Seller for 1999 and retained by Seller as provided above in this Section 4.C.(ii)(f) exceeds the amount of Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in this Section 4.C.) with respect to 1999 then, to the extent Purchaser incurred Expenses for 1999 in excess of Collections collected by Purchaser for 1999, Seller shall promptly remit to Purchaser a portion of its excess Collections to the extent that the Collections retained by Purchaser are less than the Expenses paid by Purchaser and thereafter, to the extent required under the terms of the Leases, Seller shall promptly remit any remaining excess Collections to the applicable tenants, provided that, if any such excess amounts are otherwise payable to tenants owing Rent set forth on the Closing Delinquency Schedule, prior to remitting any remaining amounts to such tenants, Seller may offset the amounts due to such tenants against Rents owing as of Closing to Seller, and remitting any remaining amounts to Purchaser to be applied against past due rents owed Purchaser with any remaining amounts to be remitted by Purchaser to such tenants.

               (g) Not later than the Reproration Date, either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment provided written notice thereof is given to the other party on or before the Reproration Date.

               (h) Seller reserves the right to meet with governmental officials and to contest any assessment or reassessment governing or affecting Seller's obligations under this Section 4.C., and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date.

               (i) In the event that Purchaser sells or otherwise conveys the Property prior to the Reproration Date, Purchaser and any subsequent owner shall continue to be obligated under this Section 4.C. Upon and after such conveyance, Seller shall continue to be obligated only to Purchaser under this Section 4.C.

               (j) The provisions of this Section 4.C. shall survive Closing for a period of one year after the Reproration Date.

     D.   Transaction Costs.  Seller shall be responsible for and shall pay the
          -----------------
     base premium for the Title Policy to be issued to Purchaser at Closing, any search fees, the cost of an "extended coverage" endorsement and such other endorsements that Purchaser may reasonably require up to a maximum of $2,500 for all such endorsements. Purchaser shall be responsible and pay for (1) the cost to prepare Survey (subject to Section 3.B.(i) above), (2) any State, County or local transfer taxes or documentary stamps (the "Transfer Taxes") owed in connection with the Deed

     (and Seller and Purchaser shall timely execute and deliver such forms and returns as are necessary in connection therewith), (3) any mortgage taxes or stamps, (4) all costs of any and all endorsements to the Title Policy in excess of the $2,500 to be paid by Seller as provided in the first sentence of this Section 4.D., and (5) all recording charges for recording the Deed. Seller and Purchaser shall each pay one-half (1/2) of all escrow fees for an escrow Closing at Escrowee's Chicago, Illinois office, not to exceed $750. In addition, Purchaser and Seller shall each be responsible for the fees of their respective attorneys, advisors, consultants and accountants.

     E.   Possession. Upon Closing, Seller shall deliver to Purchaser possession
          ----------
     of the Property, subject only to the Permitted Exceptions.

5.   CASUALTY LOSS AND CONDEMNATION
     ------------------------------

     If, prior to Closing, the Property or any part thereof shall be taken by eminent domain or condemned, or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. In the event that either: (i) the reasonable cost to restore the Property due to such damage or destruction is greater than One Million Dollars ($1,000,000) (a "Material Casualty"), or (ii) any material portion of the Real Property or the Office Buildings is taken or condemned (a "Material Condemnation"), then Purchaser shall have the option to terminate this Agreement by delivery of its written termination notice to Seller within fifteen (15) days of Seller's written notice thereof. If (a) the aforementioned casualty is not a Material Casualty, (b) the aforementioned taking or condemnation is not a Material Condemnation, or (c) Purchaser does not elect to terminate this Agreement pursuant to the provisions of the preceding sentence (time being of the essence with respect to any such election), then Seller and Purchaser shall consummate the transaction contemplated by this Agreement without abatement of the Purchase Price and Purchaser shall be entitled during the period following the Inspection Period and prior to Closing to approve the terms of any property insurance settlement or the terms of any settlement of any taking or condemnation case, such approval not to be unreasonably withheld or delayed, and to receive at Closing the taking, condemnation or property insurance proceeds (less any amounts applied against costs incurred as a result of such occurrence) (it being understood that, in the event that such property insurance proceeds have not yet been received as of Closing, Purchaser may elect to receive an assignment of the right to such proceeds or a credit for the amount of such proceeds with Seller pursuing payment of such amounts from its insurer after Closing; provided, however, that Purchaser may only elect to receive a credit for such amounts if the amounts have been agreed upon with the insurer prior to Closing, the insurance policy permits payment of a claim to a party that no longer owns the Property and, after Closing, Purchaser shall cooperate with Seller and its insurers to facilitate the processing of claims related to the casualty) plus a credit against the Purchase Price in the amount of any uninsured loss (as to property only) and any deductible payable by Seller under applicable property insurance, and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 5. and Purchaser is not in default under this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein.

6.   BROKERAGE
     ---------

     Seller, pursuant to a separate written agreement (the "Broker Agreement"), is obligated to pay upon the Closing of a sale to Purchaser (but not otherwise) certain amounts to Jones Lang LaSalle Financial & Corporate Services, Inc. ("Broker"). Seller shall indemnify and hold Purchaser harmless from and against any and all claims of Broker related to any failure by Seller to pay Broker such amounts in connection with the purchase and sale of the Property to Purchaser, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Purchaser represents and warrants to Seller that Purchaser does not have any agreement with any broker or finder in connection with the Property. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than a claim by Broker against Seller of the type described in the first sentence of this Section 6, which claim Seller shall be obligated to indemnify Purchaser against as provided above in this Section 6) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The provisions of this Section 6 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

7.   CLOSING DOES NOT OCCUR; DEFAULT AND REMEDIES; TERMINATION NOTICES; SELLER'S
     ---------------------------------------------------------------------------
     RIGHT TO TERMINATE THE AGREEMENT
     --------------------------------

     A.   No Default by Seller or Purchaser. In the event that the Closing fails
          ---------------------------------
     to occur and such failure is not the result of a material default or material breach by Seller or Purchaser of their respective obligations hereunder (after the expiration of any applicable notice and cure period(s)), then this Agreement shall terminate, in which event the Earnest Money shall be returned to Purchaser and neither party hereto shall have any rights, remedies or obligations hereunder except those that expressly survive the termination of this Agreement.

     B.   Seller Default.
          --------------

          (i)  Purchaser to Elect to Either Terminate or Seek Specific
               -------------------------------------------------------
     Performance.  If (1) Seller is in material default or material breach of
     -----------
     its obligations under this Agreement after the expiration of any applicable notice and cure period(s), (2) Purchaser is not otherwise in material default or material breach hereunder, and (3) the Closing does not occur, then, at Purchaser's option, either (x) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, or
     (y) upon notice to Seller not more than ten (10) days after the designated Closing Date, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages (except for any damages permitted under Sections 7.B.(ii), (iii) and (iv) below). Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (x) above. In the event that Purchaser files an action to obtain specific performance in accordance with this Section 7.B.(i) with an alternate request for damages in accordance with Sections 7.B.(iii) or 7.B.(iv) below, as applicable, and Purchaser is the prevailing party in such a specific performance action and/or such a damages action after issuance of a final, non-appealable order of a court of competent jurisdiction, Purchaser shall be entitled to recover from Seller the reasonable costs and expenses incurred by Purchaser to file such suit. In the event that Purchaser files such an action and Purchaser is not the prevailing party in such a specific performance and/or damages action after issuance of a final, non-appealable order of a court of competent jurisdiction, Seller shall be entitled to recover from Purchaser the reasonable costs and expenses incurred by Seller to defend such suit. It is understood that in the event that Purchaser obtains specific performance, that Purchaser shall no longer have the right to seek alternate claims for damage under Sections 7.B.(iii) and 7.B.(iv) below.

          (ii)   Specific Performance Not Available to Purchaser Because Seller
                 --------------------------------------------------------------
     has Sold Property Prior to Contract Termination.  In the event that
     -----------------------------------------------
     specific performance is not available to Purchaser in accordance with
     Section 7.B.(i) above because Seller has, prior to the date designated hereunder for Closing, sold or conveyed the Property in violation of this Agreement and this Agreement has not theretofore been terminated in accordance with any provision of this Agreement and Purchaser is not otherwise in material default hereunder, Purchaser shall be entitled to pursue a claim against Seller due to such sale or conveyance in an amount equal to Seller's Profit (as hereinafter defined). As used herein, the term "Seller's Profit" shall mean the amount determined by subtracting the Purchase Price from the amount of net proceeds received by Seller from such sale and conveyance. In addition, in the event that Purchaser files suit to pursue such claim and Purchaser is the prevailing party after issuance of a final, non-appealable order of a court of competent jurisdiction, Purchaser shall be entitled to recover from Seller the reasonable costs and expenses incurred by Purchaser to file such suit. In the event that Purchaser files such an action and Purchaser is not the prevailing party in such a suit after issuance of a final, non-appealable order of a court of competent jurisdiction, Seller shall be entitled to recover from Purchaser the reasonable costs and expenses incurred by Seller to defend such suit.

          (iii)  Specific Performance Not Available to Purchaser Because of a
                 ------------------------------------------------------------
     Bad-Faith Material Breach by Seller.  In the event that specific
     -----------------------------------
     performance is not available to Purchaser in accordance with Section 7.B.(i) above because Seller has, in bad faith, materially breached its obligations under this Agreement and such breach has not been cured within the applicable notice and cure period(s) hereunder, Purchaser is not otherwise in material default hereunder and the Closing has not occurred, Purchaser shall be entitled to, in the same suit to seek specific performance as provided in Section 7.B.(i) above, pursue an alternate claim against Seller due to Seller's failure to perform in accordance with the terms of this Agreement as a result of such bad faith, material breach, such claim for damages to be for reimbursement of an amount equal to the lesser of (1) Purchaser's actual damages, and (2) Five Hundred Thousand Dollars ($500,000).

          (iv)   Specific Performance Not Available to Purchaser Because of a
                 ------------------------------------------------------------
     Material Breach by Seller not done in Bad Faith.  In the event that
     -----------------------------------------------
     specific performance is not available to Purchaser in accordance with
     Section 7.B.(i) above because Seller has materially breached its obligations under this Agreement and (1) such material breach has not been cured within the applicable notice and cure period(s) hereunder, and (2) such material breach is not as a result of the bad faith of Seller, Purchaser is not otherwise in material default hereunder and the Closing has not occurred, Purchaser shall be entitled to, in the same suit to seek specific performance as provided in Section 7.B.(i) above, pursue an alternate claim against Seller due to Seller's failure to perform in accordance with the terms of this Agreement as a result of such material breach, such claim for damages to be for reimbursement of an amount equal to the lesser of (1) Purchaser's actual damages, and (2) Three Hundred Thousand Dollars ($300,000).

          (v)    Closing Occurs; Seller Has No Liability for Pre-Closing
                 -------------------------------------------------------
     Breaches or Defaults. Notwithstanding anything in this Agreement to the
     --------------------
     contrary, in the event that Seller is in breach or default under its obligations under this Agreement, Purchaser is aware of such breach or default and/or such breach or default is set forth in a Pre-Closing Disclosure or an Inspection

     Period Disclosure and the Closing occurs, then Seller shall have no liability or obligation to Purchaser with respect to such breach or default.

     C.  Purchaser Default.  If (1) Purchaser is in material default or material
         -----------------
     breach of its obligations under this Agreement, (2) Seller is not otherwise in material default or material breach hereunder, and (3) the Closing does not occur, the Earnest Money may be retained by Seller as liquidated and agreed upon damages and as Seller's sole and exclusive remedy with respect thereto other than those rights that survive a termination of this Agreement as provided herein. If Purchaser is required to but does not deposit with the Escrowee the Earnest Money as provided in Section 2(A)(i) above, the sum of Three Hundred Thousand Dollars ($300,000) shall nonetheless be recoverable by Seller from Purchaser as Earnest Money and without prejudice to Seller's other rights and remedies. PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT (1) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO OCCUR DUE TO A MATERIAL DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A MATERIAL DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A MATERIAL DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES.

     IN ADDITION, IN THE EVENT THAT SELLER FILES SUIT TO PURSUE PAYMENT OF SUCH EARNEST MONEY AMOUNT AND SELLER IS THE PREVAILING PARTY AFTER ISSUANCE OF A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, SELLER SHALL BE ENTITLED TO RECOVER FROM PURCHASER THE REASONABLE COSTS AND EXPENSES INCURRED BY SELLER TO FILE SUCH SUIT. IN THE EVENT THAT SELLER FILES SUIT TO PURSUE SUCH CLAIM AND SELLER IS NOT THE PREVAILING PARTY AFTER ISSUANCE OF A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, PURCHASER SHALL BE ENTITLED TO RECOVER FROM SELLER THE REASONABLE COSTS AND EXPENSES INCURRED BY PURCHASER TO DEFEND SUCH SUIT.

     PURCHASER INITIALS:                                  SELLER INITIALS:

     ___________________                                  _________________


     D.  Cure Rights.  Should either party be in breach of or default under this
         -----------
     Agreement, except as otherwise provided in this Agreement, the party in breach or default shall have five (5) business days after written notice from the other party to cure such breach. The Closing Date shall be extended to the extent necessary to afford the party in breach or default the full five (5) business day period within which to cure such default or breach; provided, however, that in the event that the Purchaser is in breach of its obligation to pay all or any portion of the Purchase Price at Closing, Purchaser shall be deemed in material default hereunder without the requirement that Seller provide written notice of same and, in such event, Purchaser shall not be entitled to any period of time to cure such breach.

     E.  Post-Closing Remedies.  After Closing, Seller and Purchaser shall,
         ---------------------
     subject to the terms and conditions of this Agreement (including, without limitation, Section 11.Q. below), have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages. The provisions of this Section 7. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     F.  Seller's Right to Terminate the Agreement for Any Reason; Payment of
         --------------------------------------------------------------------
     Cancellation Fee.  At any time prior to Closing, Seller shall have the
     ----------------
     right, for any reason and exercisable in its sole and absolute discretion, to terminate this Agreement by providing written notice to Purchaser of such election to so terminate and paying Purchaser the Cancellation Fee (as hereinafter defined). Purchaser, upon receipt of the Cancellation Fee, shall execute an acknowledgement letter confirming its receipt of the Cancellation Fee and that the Agreement is terminated and execution of same shall be a condition precedent to Seller's disbursement of such Cancellation Fee (a "Purchaser Acknowledgement"). In the event of a termination of this Agreement in accordance with this Section 7.F., neither party hereto shall have any rights, remedies or obligations hereunder except those that survive the termination of this Agreement. As used herein, the term "Cancellation Fee" shall mean (1) $450,000, if Seller elects to terminate this Agreement in accordance with this Section 7.F. prior to the date upon which the Inspection Period expires, (2) $550,000, if Seller elects to terminate this Agreement in accordance with this
     Section 7.F. at any time during the thirty (30) day period commencing upon the date upon which the Inspection Period expires, (2) $650,000, if Seller elects to terminate this Agreement in accordance with this Section 7.F. at any time during the thirty (30) day period after the expiration of the period described in subclause (1) of this sentence, and (3) $700,000, if Seller elects to terminate this Agreement in accordance with this Section 7.F. at any time after the expiration of the period described in subclause
     (2) of this sentence through the Closing Date.

     PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT (1) THE AMOUNT OF THE CANCELLATION FEE MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY PURCHASER AS A RESULT OF SELLER ELECTING TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 7.F. PRIOR TO CLOSING; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY PURCHASER AS A RESULT OF SUCH TERMINATION WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) SELLER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE CANCELLATION FEE IN THE EVENT THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH THIS SECTION 7.F. PRIOR TO CLOSING; AND (4) THE AMOUNT OF THE CANCELLATION FEE SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES.

     G.   Termination of Agreement; Termination Notices; Arbitration.
          ----------------------------------------------------------

          (i)  Termination; Termination Notice; Objection Notice; Arbitration
               --------------------------------------------------------------
     Notice.  In the event that, prior to Closing, the Agreement shall have
     ------
     terminated or been terminated in accordance with any provision hereof (any such occurrence being referred to herein as a "Termination") and a party hereto (the "Notifying Party") shall desire to notify the other party (the "Receiving Party") of the occurrence of such Termination, the Notifying Party shall provide a written notice of such Termination to the Receiving Party setting forth the reason or reasons why the Notifying Party believes that a Termination has occurred (any such notice being referred to herein as a "Termination Notice"). A Termination Notice shall include, without limitation: (i) a notice from Purchaser prior to the expiration of the Inspection Period that it is electing to terminate the Agreement in accordance with Section 8.A. below, (ii) a notice from Purchaser prior to Closing in accordance with Section 8.B.(ii) below, (iii) a notice from Purchaser prior to Closing in accordance with Section 8.C. below, and (iv) a notice from Seller in accordance with Section 8.F. below. Purchaser shall not be permitted to send an Objection Notice (as hereinafter defined) in response to a Termination Notice from Seller in accordance with Section 7.F. above so long as Purchaser receives the Cancellation Fee and the execution of a Purchaser Acknowledgement shall be conclusive evidence of Purchaser's agreement that the Agreement is terminated. If the Receiving Party does not agree that the Agreement has been terminated, it shall provide a written notice to the Notifying Party within five (5) days of the Receiving Party's receipt of the Termination Notice, setting forth the reason or reasons why the Receiving Party believes that a Termination has not occurred (any such notice being referred to herein as an "Objection Notice"). The Receiving Party shall be deemed to have agreed that a Termination has occurred if it does not send an Objection Notice to the Notifying Party within such five (5) day period and, in such event, both the Notifying Party and the Receiving Party shall be forever barred from asserting any rights under the Agreement that do not expressly survive a termination of this Agreement. Upon receipt of an Objection Notice, the Notifying Party shall, within five (5) days of receipt of same, either: (1) send a notice to the Receiving Party confirming its agreement that the Agreement has not been terminated, in which event the Termination Notice shall be null and void and the Agreement shall continue in accordance with its terms, or (2) send a notice to the Receiving Party of the Notifying Party's desire to arbitrate the question of whether a Termination has occurred (an "Arbitration Notice") and the Designated Arbitrator (as hereinafter defined) that the Notifying Party desires to use to Designated Arbitrator and decide the Arbitration (as hereinafter defined). A copy of the Arbitration Notice shall be sent to the Designated Arbitrator when sent to the Receiving Party.

          (ii) Arbitration.  Any arbitration (an "Arbitration") pursuant to an
               -----------
     Arbitration Notice shall occur as provided in this Section 7.G.(ii). The designated arbitrators for the Arbitration shall be either Ing Selden or Bruce Rogers (each, a "Designated Arbitrator" and collectively, the "Designated Arbitrators"). The Designated Arbitrator that actually administers and decides the Arbitration is referred to herein as the "Arbitrator". In the event that the Designated Arbitrator set forth in the Arbitration Notice is unable to serve as an arbitrator under this Section 7.G.(ii), the other Designated Arbitrator shall administer and decide the Arbitration and the Notifying Party shall send a duplicate copy of the Arbitration Notice to such other Designated Arbitrator within a reasonable time after its receipt of notice that the Designated Arbitrator initially selected is unable to serve. The sole job of the Arbitrator shall be to determine whether or not a Termination shall have occurred as set forth in the Termination Notice in controversy. The decision of the Arbitrator as to the occurrence of a Termination shall be binding upon the parties hereto and shall not be appealable to a court or any other body but shall be enforceable by a court of competent jurisdiction. In the event that the Arbitrator determines that a Termination has occurred, then (1) the Agreement shall be deemed terminated as of the date set forth in the Termination Notice and, in such event, both the Notifying Party and the Receiving Party shall be forever barred from asserting any rights under the Agreement that do not expressly survive a termination of this Agreement, and (2) the Objecting Party shall be obligated to pay the Arbitrator all of its fees and expenses in connection with the Arbitration. In the event that the Arbitrator determines that a Termination has not occurred, then (y) the Notifying Party shall be obligated to pay the Arbitrator all of its fees and expenses in connection with the Arbitration and (z) the Agreement shall continue in accordance with its terms.

               (a.) Rules of Arbitration.  Prior to agreeing to serve as an
                    --------------------
     Arbitrator, a Designated Arbitrator shall be required to confirm in writing that no social or business relationship or conflict exists between the Designated Arbitrator and the Purchaser or Seller, or with counsel for Seller or Purchaser. If neither of the Designated Arbitrators are able to serve as a result of the foregoing or any other reason and the parties are otherwise unable to agree on the selection of an alternate arbitrator, an arbitrator shall be appointed by unanimous agreement of both Designated Arbitrators. The purpose of this Section 7.G.(ii) is to obtain the speediest resolution of whether or not a Termination has occurred in the event of an Objection Notice and, accordingly, all parties shall cooperate in good faith to obtain an arbitration determination within thirty (30) days after delivery of an Arbitration Notice. The Arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the American Arbitration Association, modified as follows: (i) the parties shall have the right to not more than two (2) depositions each which shall not exceed four (4) hours in length per deposition and one (1) reasonable set of document requests each; (ii) the arbitration shall be fully and finally concluded within twenty-three (23) days after delivery of an Arbitration Notice; (iii) the Arbitrator shall render his or her decision within seven (7) days of the Arbitration, which decision need not set forth the Arbitrator's reasoning for his or decision, but simply whether or not the Agreement has or has not been terminated in accordance with its terms as set forth in the Termination Notice; (iv) the parties shall cooperate with each other in order that discovery shall not delay the commencement and conclusion of the Arbitration within the twenty-three (23) day period; and (v) the Arbitration shall not exceed eight (8) hours in length and shall be conducted in one (1) day.

8.   CONDITIONS PRECEDENT
     --------------------

     A.  Inspection Period.  Subject to Sections 11.G. and 11.K.(i) below,
         -----------------
     Purchaser and its agents, employees and/or contractors shall have until 5:00 p.m. (Chicago, Illinois time) on the thirtieth (30/th/) day following the date of the receipt by Purchaser of all of the last of the items set forth in Section 8.A.(i) below (such period of time being referred to herein as the "Inspection Period") within which to enter the Real Property and the Office Buildings to inspect the Property and conduct such tests, surveys and inspections of the Property ("Inspections") and review the title commitment, the Survey and the items described in Section 8.A.(i) and
     (ii) below and such other matters and data as Purchaser deems reasonably necessary or appropriate. If Purchaser determines that the Property is not suitable for its purposes (as determined in its sole and absolute discretion) and notifies Seller in writing of such decision within the Inspection Period, then the Earnest Money shall be returned to Purchaser, this Agreement shall be null and void, Purchaser shall have no further rights with respect to the Property and neither party shall have any further rights or obligations under this Agreement except those rights or obligations that expressly survive termination of this Agreement as provided herein. Purchaser's failure to object in writing to Seller within the Inspection Period as provided in the preceding sentence shall be a deemed waiver by Purchaser of the condition contained in this Section 8.A. In the event of such a deemed waiver, Purchaser shall be deemed to have acknowledged and agreed that it had an opportunity to inspect the Property and all Disclosures (as defined in Section 11.H. below) and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser shall be deemed to have agreed that, except as specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition, subject to ordinary wear and tear and as more particularly provided in Section 11.H. below. In the event that Purchaser does not terminate the Agreement as aforesaid, it may continue to perform non-invasive, non-intrusive Inspections through Closing, subject to the provisions of Sections 11.G. and 11.K. below.

          (i)  Inspection Period Deliveries to Purchaser. As soon as practicable
               -----------------------------------------
     after execution of this Agreement by all parties signatory hereto, but no later than the fifth (5/th/) business day after such execution date, Seller at its expense shall furnish to Purchaser the following:

               a.   Title.  A copy of Seller's owner's policy or policies of
                    -----
          title insurance for the Real Property in Seller's possession or a copy of the Title Commitment.

               b.   Leases.  A legible copy of each of the Leases.
                    ------

               c.   Service Contracts.  A legible copy of each of the Service
                    -----------------
          Contracts.

               d.   Environmental Reports. A legible copy of each of the reports
                    ---------------------
          set forth on EXHIBIT P attached hereto.
                       ---------

               e.   Notices from Tenants to Landlord.  A legible copy of any
                    --------------------------------
          notice of default received from a tenant that is described on EXHIBIT
                                                                        -------
          V attached hereto.
          -

               f.   Notices to Tenants from Landlord.  A legible copy of any
                    --------------------------------
          notice of default provided to a tenant that is described on EXHIBIT W
                                                                      ---------
          attached hereto.

               g.   Notices of Violations of Law.  A legible copy of any notice
                    ----------------------------
          of a violation of law that is described on EXHIBIT X attached hereto.
                                                     ---------

          The commencement of the Inspection Period shall not be delayed as a result of any document provided in Sections 8.A.(i)a. through 8.A.(i)(g) above omitting an immaterial portion of the document (such as a page or two of text or an immaterial exhibit or schedule), provided that Seller provides Purchaser with the missing items, if in Seller's possession, reasonably promptly after written request for same from Purchaser. Also, in the event a material portion of any document is illegible due to Seller's copy of the document also being illegible, Seller shall not be in default hereunder as a result of such illegible copy and Purchaser's sole and exclusive remedy for such failure to provide legible copies of all such documents shall be to terminate this Agreement by written notice to Seller within five (5) business days after its receipt of such illegible document. In the event of such termination, the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, remedies or obligations hereunder except such rights, remedies or obligations that expressly survive a termination of this Agreement.

          (ii) Inspection Period Management Office Documents.  As soon as
               ---------------------------------------------
     practicable after execution of this Agreement by all parties signatory hereto, but no later than the fifth (5/th/) business day after such execution date, Seller shall make available for Purchaser's review at the on-site management office for the Property, the following:

               a.   Plans, Manuals and Drawings. All building plans, manuals and
                    ---------------------------
          drawings for the Property.

               b.   Certificates, Permits and Licenses.  All presently-effective
                    ----------------------------------
          certificates, permits or licenses issued by governmental authorities for the Property.

               c.   Real Estate Tax Bills.  The most recently-issued real estate
                    ---------------------
          tax bills and assessment notices.

               d.   Utility Bills.  Utility bill for the portion of the Property
                    -------------
          for which Seller is responsible for paying for such utilities.

               e.   Operating Statements.  If available, copies of the 1997 and
                    --------------------
          1998 operating statements for the Property and the books and records reflecting actual property operations for the years 1997 and 1998 and the period January, 1999 through June, 1999.

               f.   Construction Contracts; Service Contracts.  All plans, bids,
                    -----------------------------------------
          contracts and other documents referred to in or attached to those Service Contracts that are construction contracts.

               g.   Pending or Proposed Construction Contracts or Tenant
                    ----------------------------------------------------
          Inducements.  All plans and bids for pending or proposed tenant
          -----------
          inducement costs or Capital Projects.

               h.   Tenant Correspondence. Any and all tenant correspondence and
                    ---------------------
          files related to the Expenses and Collections.

          The items set forth above shall be provided to Purchaser to the extent they are in Seller's possession at the on-site management office for the Property. Seller believes that, to the Actual Knowledge of Seller, to the extent same are in Seller's possession, the items set forth in Sections 8.B.(ii)a. through h. above are located at the on-site management office for the Property. Such items shall be available at the Property upon notice to Seller in accordance with, and subject to, the provision of Section 11.G. below with respect to inspections of the Property by Purchaser. In the event that Purchaser, after its review of the files and information located at Property, reasonably believes that any of such items exist but are not available at such management office, Purchaser shall provide Seller with a written request setting forth the items that Purchaser reasonably believes to exist that are not located at such office. Upon such receipt, Seller shall review the active files (that is, those files that are presently used by Seller and/or EOPMC to operate the Property) pertaining to the Property located at EOPMC's Chicago, Illinois office in order to locate such items or, in the alternative, provide Purchaser with a notice stating that Seller is not going to review such files but that Seller shall, upon reasonable prior notice from

     Purchaser, make such files available to Purchaser in EOPMC's Chicago, Illinois office so that Purchaser may review such files to determine if such items are available. If Seller locates same, it shall provide Purchaser with a copy of same. In the event that Seller is unable to locate same or Purchaser is unable to locate same after its review of the files or Purchaser does not elect to review such files after written notice from Seller, Seller shall have no further obligation with respect thereto and Purchaser shall have no rights hereunder related to the fact that Seller was unable to locate such items.

     B.   Estoppel Certificates.
          ---------------------

          (i) It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that Purchaser shall have received, at Closing, estoppel certificates (individually, an "Estoppel Certificate" and collectively, the "Estoppel Certificates") dated as of a date no more than forty-five (45) days prior to Closing, from tenants occupying not less than eighty percent (80%) of the net rentable square footage of space at the Property actually leased as of the Closing Date, specifically including within such 80% Estoppel Certificates from all such tenants occupying Leases demising 3,000 or more rentable square footage of space at the Property as of the end of the Inspection Period pursuant to valid and existing Leases and in form and content as set forth herein. The Estoppel Certificates executed by tenants shall be substantially in the form of EXHIBIT G attached hereto (the "Form
                                           ---------
     Tenant Estoppel Certificate"), except that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8.B.(i) if: (1) it contains the qualification by the tenant of any statement as being to the best of its knowledge or as being subject to any similar qualification, and/or (2) it contains any tenant objection to addressing or certifying the Estoppel Certificate to Purchaser's mortgage lender, if any, or is not addressed or certified to such mortgage lender (it being acknowledged that Seller shall provide Estoppel Certificates to tenants addressed to any such mortgage lender), and/or (3) it is in a form required by the applicable Tenant's Lease, and/or (4) it contains immaterial modifications to, or omissions of information, in the Form Tenant Estoppel Certificate (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates").

               a. If (1) information disclosed in an Estoppel Certificate is in material conflict with the corresponding information set forth is such tenant's Lease, or (2) such tenant alleges a material default by Seller, or (3) such tenant alleges a material right of offset against payment of rent other than as disclosed in any Inspection Period Disclosures (as hereinafter defined) (with "material" meaning for purposes of this sub-clause (3) the lesser of Rent payable under the Lease for the 12 months after the month of Closing and $5,000), then such Estoppel Certificate shall not be acceptable under this Section 8.B.(i), subject, however, to Section 8.B.(iii) below.

               b. Seller shall be obligated to exercise reasonable efforts to obtain Estoppel Certificates from the applicable tenants. As used in the preceding sentence, "reasonable efforts" shall mean delivery of an Estoppel Certificate to a tenant and two (2) follow-up requests either in person, by telephone or in writing with the tenant for the execution and return of the Estoppel Certificate in a timely fashion.

          (ii) In the event that Seller is unable to provide to Purchaser the Required Estoppel Certificates at Closing as provided above, Purchaser may either: (x) elect not to purchase the

     Property, in which event this Agreement shall be null and void, the Escrowee shall promptly return the Earnest Money to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, other than those rights and obligations which expressly survive termination of this Agreement; or (y) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Seller shall not be obligated to provide any additional Estoppel Certificates to Purchaser after Closing. Notwithstanding the foregoing to the extent Seller is unable to obtain all of the required Estoppel Certificates from tenants, Seller shall be entitled, at its option, to substitute "Landlord Certificates" therefor substantially in the form of EXHIBIT G attached hereto. Seller's
                                           ---------
     liability under any Landlord Certificate shall terminate upon the sooner of: (i) two hundred seventy (270) days from the Closing Date, (ii) when Purchaser subsequently receives an Estoppel Certificate for the applicable tenant, or (iii) when Purchaser receives the Required Estoppel Certificates. If Purchaser receives an estoppel certificate which contains some, but not all of the matters set forth in the Form Tenant Estoppel Certificate after taking into account the provisions of the last sentence of Section 8.B.(i) above (a "Partial Certificate"), and Seller provides a Landlord Certificate for such tenant, then (i) if the Partial Certificate is received prior to Closing, the Landlord Certificate may omit matters contained in the Partial Certificate and (ii) if the Partial Certificate is received after Closing, the Landlord Certificate shall cease to survive as to the matters contained in the Partial Certificate. The provisions of this
     Section 8.B.(ii) shall survive the Closing and delivery of the Deed.

          (iii) Notwithstanding anything in this Agreement to the contrary, if any Estoppel Certificates contain any of the items set forth in Section 8.B.(i)a. above and (1) the existence or the substance of such items were contained in any Inspection Period Disclosures (as defined in Section 9.B. below), or (2) Purchaser elects that Closing occur notwithstanding the existence of such items, then such Estoppel Certificates shall be deemed acceptable for purposes of this Section 8.B., notwithstanding the existence of such items and Seller shall have no liability to Purchaser hereunder with respect to the existence of such items. The provisions of this Section 8.B.(iii) shall survive the Closing and delivery of the Deed.

     C.   Accuracy of Seller's Representations. It shall be a condition
          ------------------------------------
     precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that each of Seller's representations set forth in Section 9.A. below shall be true and correct in all material respects as of Closing, as modified by any Inspection Period Disclosures (as defined in Section 9.B. below). In the event that Seller makes any Pre-Closing Disclosures (as defined in Section 9.B. below) to Purchaser, Purchaser shall have the right to terminate this Agreement and receive a refund of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of Closing or the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8.C., then such representations shall be deemed modified to conform them to the Inspection Period Disclosures and the Pre-Closing Disclosures. The provisions of this Section 8.C. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     D.   Seller Performance.  It shall be a condition precedent to Purchaser's
          ------------------
     obligation to close the purchase and sale transaction contemplated in this Agreement that Seller shall have materially performed in a timely fashion all of its obligations under this Agreement to be performed prior to Closing. The provisions of this Section 8.D. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     E.   Owner's Title Insurance Policy.  It shall be a condition precedent to
          ------------------------------
     Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that the Title Insurer deliver an owner's policy of title insurance (or marked-up commitment for same) in the amount of the Purchase Price and subject to the Permitted Exceptions (the "Title Policy") at Closing.

     F.   Accuracy of Purchaser's Representations; Purchaser Performance.  It
          --------------------------------------------------------------
     shall be a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement that (1) each of Purchaser's representations set forth in Sections 10.A. and 10.B. below shall be true and correct in all material respects as of Closing, and (2) Purchaser shall have materially performed all of its obligations under this Agreement to be performed prior to Closing. In the event that any of Purchaser's representations set forth in Sections 10.A. and 10.B. below are not true and correct as aforesaid, Seller shall have the right to terminate this Agreement by delivering written notice to Purchaser on or before the Closing. The provisions of this Section 8.F. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     G.   Waiver(s) of Conditions Precedent.  Any condition precedent to the
          ---------------------------------
     Closing hereunder may be waived by the party for whose benefit such condition exists (such election being at the sole and absolute discretion of such party), with any such condition being deemed waived in the event that the Closing occurs and provided further that, in such event, the other party shall have no liability to the waiving party related to the matter(s) so waived.

9.   SELLER'S REPRESENTATIONS AND COVENANTS
     --------------------------------------

     A.   Representations.  Seller represents to Purchaser that, as of the date
          ---------------
     of this Agreement:

          (i)    Organization; Authority.  Seller is a limited partnership, duly
                 -----------------------
     organized and in good standing under the laws of the State of Florida. Seller has the power and authority under Seller's partnership agreement ("Seller's Organizational Documents") to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained in order to sell, transfer, convey and deliver the Property as aforesaid.

          (ii)   No Breach.  The execution and delivery of this Agreement, the
                 ---------
     consummation of the transactions contemplated herein and fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents or any applicable law, statute, regulation, ordinance or judicial or administrative decision applicable to Seller and of which Seller has knowledge.

          (iii)  Condemnation.  Seller has not received from any governmental
                 ------------
     authority any written notice of any pending condemnation or taking by eminent domain of the Property or any portion thereof.

          (iv)   Litigation.  Except as set forth on EXHIBIT I attached hereto,
                 ----------                          ---------
     Seller has not been served with written notice of and is not party to any material litigation which is still pending with respect to Seller's ownership or operation of the Property which will affect the Property after Closing.

          (v)    Rent Roll.  Attached hereto as EXHIBIT N is a list (the "Rent
                 ---------                      ---------
     Roll") setting forth the following information, which, to the Actual Knowledge of Seller (as hereinafter defined), is true and correct as of the date of this Agreement: (1) the name of each tenant occupying space and/or party to each of the Leases as of the date of this Agreement, (2) the Suite number(s) occupied (or to be occupied, with respect to those tenants who have not yet taken possession of the space demised under their Lease) by each such tenant, (3) the monthly base rent and estimated operating expense pass-throughs payable by each tenant with respect to the month of July, 1999, (4) the approximate square footage demised under the particular tenant's Lease, (5) the amount of all unapplied Security Deposits held by Seller with respect to the Leases as of the date hereof, (6) the expiration dates of the current Lease terms, and (7) the monthly storage rent payable by each tenant with respect to the month of July, 1999, if such tenant has a separate storage space.

          (vi)   Violations of Law.  Except as set forth on EXHIBIT X attached
                 -----------------                          ---------
     hereto, to the Actual Knowledge of Seller, Seller has not received any written notices from governmental agencies or instrumentalities of material violations of law by the Property which have not been cured prior to the date hereof.

          (vii)  Notices of Landlord Defaults from Tenants.  Except as set forth
                 -----------------------------------------
     on EXHIBIT V attached hereto, to the Actual Knowledge of Seller, Seller has
        ---------
     not received any written notices from tenants under the Leases of any material defaults by Seller, as landlord under the Leases, which have not been cured as of the date hereof.

          (viii) Notices of Tenant Defaults from Landlord.  Except as set forth
                 ----------------------------------------
     on EXHIBIT W attached hereto, to the Actual Knowledge of Seller, Seller has
        ---------
     not served any tenants under the Leases of any material defaults by the tenants under the Leases which have not been cured as of the date hereof.

          (ix)   Brokerage Commissions. To the Actual Knowledge of Seller,
                 ---------------------
     except for any New Lease Costs payable after the date hereof, EXHIBIT S
                                                                   ---------
     attached hereto sets forth all leasing commissions payable by the owner of the Property on or after the date hereof in connection with the Property.

          (x)    Contracts to Sell. As of the date hereof, Seller is not party
                 -----------------
     to any other contract to sell the Property which is still in force and effect.

          (xi)   Leases.  To the Actual Knowledge of Seller, the Leases to be
                 ------
     delivered to Purchaser in accordance with Section 8.A.(i)b. above shall be true and correct copies of such Leases.

          When used in this Agreement, the term "Actual Knowledge of Seller" shall mean and be limited to the actual (and not imputed, implied or constructive) current actual knowledge of Norman Field, Vice President - Finance of First Capital Financial Corporation, after Inquiry (as hereinafter defined). As used herein, "Inquiry" means that Seller has delivered a copy of this Section 9.A. to David Richmond of EOPMC (Mr. Richmond being the employee of EOPMC responsible for overseeing the on-site staff in the management office of the Office Buildings), requesting that Mr. Richmond confirm in writing, and that he has confirmed in writing, that to his actual (and not imputed, implied or constructive knowledge) current knowledge the representations of this Section 9.A. that are qualified as to the Actual Knowledge of Seller are accurate. Notwithstanding anything herein to the contrary, neither Norman Field nor David Richmond shall (whether prior to or after Closing) have any personal liability or obligation whatsoever with respect to any matters set forth in this Agreement or with respect to any of Seller's representations herein being or becoming untrue, inaccurate or incomplete in any respect. Any knowledge or notice given to any of Seller's other agents, servants, representatives or employees shall not be imputed to Seller.

     B.   Representations Remade.  At Closing, Seller shall be deemed to remake
          ----------------------
     and restate the representations set forth in Section 9.A. and as set forth in the Updated Rent Roll except that the representations shall be updated:
     (i) by Seller delivering written notice to Purchaser to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations contained in Section 9.A. untrue or incorrect in any material respect, (ii) to reflect any Disclosures prior to the Inspection Period, (iii) to reflect any statements or allegations in Estoppel Certificates that a default or potential default exists on the part of Seller under the respective Leases in question not previously disclosed to Purchaser that would otherwise make any of Seller's representations in Section 9.A. or the Updated Rent Roll untrue in any material respect or to reflect any of the other matters described in Section 8.B.(i)a. above, and (iv) to reflect Purchaser's actual knowledge, prior to the end of the Inspection Period, of facts inconsistent with or different from the representations set forth herein (items (i) and (iii) being collectively referred to herein as the "Pre-Closing Disclosures" and items (ii) and (iv) being collectively referred to herein as the "Inspection Period Disclosures").

     C.   Survival.  The representations of Seller set forth in Section 9.A.,
          --------
     subject to modifications thereto as provided in Section 9.B. and Section 9.C.(i) below, shall survive the Closing and the delivery of the Deed for a period of two hundred seventy (270) days from the Closing Date. In addition, the certification of Seller set forth in the Updated Rent Roll and the certification of the Leases by Seller in accordance with Section 4.B.(i)(q) above shall, subject to Section 8.B. above, Section 9.E. below and Section 9.C.(i) below, survive the Closing and delivery of the Deed for a period of two hundred seventy (270) days from the Closing Date. Notice of any claim as to a breach of any such representations must be made to Seller prior to the expiration of such two hundred seventy (270) day period or it shall be deemed a waiver of the right to assert such claim.

          (i)  Representations Personal to Purchaser; Sale of Property.  Any
               -------------------------------------------------------
     rights to pursue Seller for a breach of any of Seller's representations under this Section 9. are personal to the Purchaser hereunder and may not be assigned to, or relied upon, by any other party. In the event that Purchaser sells or otherwise conveys the Property prior to the expiration of the two hundred seventy (270) day period described in this Section 9.C., Seller shall have no liability to Purchaser for any damages that Purchaser may incur under its agreement(s) with the party purchasing or otherwise receiving a conveyance of the Property from Purchaser.

     D.   Defaults by tenants under Leases and vendors under Service Contracts.
          --------------------------------------------------------------------
     Seller does not represent that any particular Service Contract will be in force or effect as of the Closing or that tenants under Leases or the parties to the Service Contracts will not be in default under their respective Leases or Service Contracts, and neither the existence of any default by any tenant under its Lease nor the default of any party under any Service Contract shall affect the obligations of Purchaser hereunder; provided, however, the foregoing shall not affect the
     --------  -------
     conditions contained in Sections 8.B., 8.C. or 8.D. above. The provisions of this Section 9.D. shall survive the Closing and delivery of the Deed.

     E.   Estoppel Certificates Supersede Representations.  In the event that an
          -----------------------------------------------
     Estoppel Certificate is received from a tenant (before or after Closing) which confirms the accuracy of the representations made in Section 9.A. (as modified as provided in Section 9.B.) or the certification set forth in the Updated Rent Roll, then the representations in Section 9.A. and the certification in the Updated Rent Roll with respect to the corresponding Lease (as modified as provided in Section 9.B.) shall be deemed to be superseded by such Estoppel Certificate (and, in such event, Seller shall no longer have any liability hereunder with respect to the portion of the representation superseded). The provisions of this Section 9.E. shall survive the Closing and delivery of the Deed.

     F.   Operation of Property.  Seller hereby covenants and agrees with
          ---------------------
     Purchaser that:

               1. Between the date of this Agreement and the earlier of Closing Date or the termination of this Agreement and except as permitted under Sections 11.V. and 11.X. below, Seller shall not enter into any new Service Contracts, or cancel, materially modify or renew any existing Service Contracts, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, unless such new Service Contracts are cancelable by Seller prior to Closing without any penalty or other obligations imposed upon Purchaser. If Purchaser fails to respond to such a request for consent within five (5) business days after receipt of the request, such consent shall be deemed given and, in such event, such contract shall be a "Service Contract" hereunder and Purchaser shall be obligated to assume such Service Contract at Closing in accordance with Section 11.M. below.

               2. Between the date of this Agreement and the earlier of the Closing Date or termination of this Agreement, Seller shall maintain the liability and casualty insurance coverage with respect to the Property in effect as of the date of this Agreement.

               3. Between the date of this Agreement and the earlier of the Closing Date or termination of this Agreement, Seller shall operate the Property in the normal course of Seller's business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted and subject to Section 5. above and
          Section 4.C.(ii)(d) above. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital improvements to the Property other than those set forth in
          Section 4.C.(ii)(d) above or expend, in the aggregate, in excess of $25,000 for repairs (the extent and scope of which shall be determined by Seller in its reasonable discretion) other than those set forth in
          Section 4.C.(ii)(d) above or in connection with any work required under Leases.

               4. Between the date of this Agreement and the earlier of the Closing Date or termination of this Agreement, Seller shall not send bills to tenants invoicing tenants for Rent payable more than one month in advance.

               5. Between the date of this Agreement and the earlier of the Closing Date or termination of this Agreement, neither Seller nor any representatives or agents of

          Seller (including Broker) shall solicit offers from third parties to purchase the Property or enter into negotiations or agreements to sell or convey the Property except for any agreements to convey any portion of the Property pursuant to Section 5. above.

10.  PURCHASER'S REPRESENTATIONS
     ---------------------------

     A.  Organization; Authority.  Purchaser is an Alabama corporation, duly
         -----------------------
     organized and in good standing under the laws of the State of Alabama. Purchaser has the power and authority under Purchaser's Articles of Incorporation and By-Laws ("Purchaser's Organizational Documents") to purchase the Property to be sold and purchased hereunder, and all actions and approvals required thereunder have been duly taken and obtained in order to execute this Agreement, carry out Purchaser's obligations hereunder and acquire the Property as contemplated herein.

     B.  No Breach.  The execution and delivery of this Agreement, the
         ---------
     consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser's Organizational Documents.

     C.  Representations Remade.  At Closing, Purchaser shall be deemed to
         ----------------------
     remake and restate the representations set forth in Sections 10.A. and 10.B. above.

     D.  Survival.  The representations of Purchaser as set forth in Sections
         --------
     10.A. and 10.B.above shall survive the Closing and the delivery of the Deed for a period of two hundred seventy (270) days from the Closing Date. Notice of any claim as to a breach of any such representations must be made to Purchaser prior to the expiration of such two hundred seventy (270) day period or it shall be deemed a waiver of the right to assert such claim.

11.  MISCELLANEOUS
     -------------

     A.  Entire Agreement.  All understandings and agreements heretofore had
         ----------------
     between Seller and Purchaser with respect to the Property are merged in this Agreement, which together fully and completely express the agreement of the parties. Purchaser further acknowledges that, except as expressly provided in this Agreement and the Settlement Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property. In event of a conflict between the terms and provisions of this Agreement and Settlement Agreement, the terms and provisions of this Agreement shall control. The provisions of this
     Section 11.A. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     B.  No Assignment.  Except for an assignment of this Agreement prior to
         -------------
     Closing to a Permitted Assignee (hereinafter defined), neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. As used herein, "Permitted Assignee" shall mean a corporation, partnership or limited liability company of which Boardwalk Management Corporation or a Boardwalk Affiliate (as hereinafter defined) is one of the owners of the shares of stock, partnership interests or membership interests, as applicable, of such entity and such ownership represents at least a twenty percent (20%) ownership interest in such entity.

     As used herein, a "Boardwalk Affiliate" shall mean either Robert Bohorfoush, his wife, Martha Bohorfoush, or an entity or entity owned by either or both of Robert Bohorfoush or Martha Bohorfoush. Upon an assignment by Boardwalk Management Corporation to a Permitted Assignee or upon any other assignment consented to by Seller, such assignee shall be deemed to have assumed all of the obligations of Boardwalk Management Corporation, as "Purchaser" hereunder, and, from and after the date of such assignment, "Purchaser" shall mean such assignee. Boardwalk Management Corporation shall continue to be liable under this Agreement upon any such assignment. At any time subsequent to the expiration of the two hundred seventy (270) day period described in Section 9.C. above, Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns. The provisions of this Section 11.B. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     C.  Amendments.  This Agreement shall not be modified or amended except in
         ----------
     a written document signed by Seller and Purchaser.  The provisions of this
     Section 11.C. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     D.  Time of the Essence.  Time is of the essence of this Agreement.  The
         -------------------
     provisions of this Section 11.D. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     E.  Governing Law.  This Agreement shall be governed and interpreted in
         -------------
     accordance with the laws of the State of Alabama.  The provisions of this
     Section 11.E. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     F.  Notices.  All notices, requests, demands or other communications
         -------
     required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by overnight courier (such as Federal Express), or
     (iv) by facsimile transmission (with a copy sent via (i), (ii) or (iii)), addressed as follows:

                1.  If to Seller:

                    Two North Riverside Plaza
                    Suite 1000
                    Chicago, Illinois 60606
                    Telephone: (312) 906-6848
                    Facsimile: (312) 906-8372

                    Attention:  Norman Field

                    With a copy to:


                    Rosenberg & Liebentritt, P.C.
                    Suite 1600
                    Two North Riverside Plaza
                    Chicago, Illinois 60606
                    Telephone: (312) 466-3483
                    Facsimile: (312) 454-0335

                    Attention: Steven E. Ehrlich

                2.  If to Purchaser:

                    402 Office Park Drive
                    Suite 100
                    Birmingham, Alabama 35223
                    Telephone: (205) 870-8222
                    Facsimile: (205) 870-8118

                    Attention: Robert Bohorfoush


                    With a copy to:

                    Balch & Bingham, LLP
                    1901 Sixth Avenue North
                    Suite 2600
                    Birmingham, Alabama 35203
                    Telephone: (205) 226-3475
                    Facsimile: (205) 226-8799

                    Attention:  Clark Hammond


     All notices given in accordance with the terms hereof shall be deemed received (1) when delivered, if personally delivered, (2) forty-eight (48) hours after posting, if sent by certified mail, return receipt requested, postage prepaid, (3) the next business day after deposit with the courier company, if sent by overnight courier, and (4) on the day sent, if sent by facsimile transmission prior to the close of the recipient's business day. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10.F. The provisions of this Section 11.F. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     G.  Inspections.  Purchaser's Inspections pursuant to Section 8.A. above
         -----------
     shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No Inspections shall be undertaken without reasonable prior notice to Seller (which, in any event, shall be not less than two (2) business days prior to the date of such inspection). Seller shall have the right to be present at any or all Inspections. Purchaser may not contact tenants directly, rather, Purchaser shall notify Seller within a reasonable time (but in any event not less than two (2) business days) prior to the date that Purchaser desires to contact any tenant so that Seller may have a representative present during such contact. Seller may also waive, in writing, the requirement that it be present during any or all such tenant contacts. Except as provided in Section 11.K.(i) below, no Inspections shall involve the taking of samples or other physically invasive or intrusive procedures without the prior consent of Seller which may be withheld by Seller in its sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights under
     Section 8.A. above, this Section 11.G., Section 11.K.(i) and Section 11.J. below, it being understood that Purchaser shall not be obligated to indemnify Seller against matters arising solely out of Seller's or its agents', employees', tenants' or contractors' negligence or willful misconduct. Except upon the written request of Seller pursuant to Section 11.K. below, Purchaser shall not deliver to Seller copies of any of the studies, reports, surveys or other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees, agents, representatives or contractors. The provisions of this Section 11.G. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     H.  As-Is Condition.  ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND
         ---------------
     PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY AND EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT TO USE, ORDINARY WEAR AND TEAR, NATURAL DETERIORATION AND SUCH OTHER MATTERS AS ARE PERMITTED BY THIS AGREEMENT. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS, INCLUDING, WITHOUT LIMITATION, THE ITEMS SET FORTH IN EXHIBIT P ATTACHED
                                                           ---------
     HERETO AND THE DOCUMENTS PROVIDED IN ACCORDANCE WITH SECTION 8.A. ABOVE (COLLECTIVELY, THE "DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS OR AGENTS BY SELLER, ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVES, CONCERNING THE PROPERTY SHALL NOT BE REPRESENTATION OR WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER SELLER NOR ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVE HAS MADE, AND NONE OF THEM MAKES AND EACH SPECIFICALLY DISCLAIMS ANY STATEMENTS, REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME HERETOFORE DERIVED OR TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR

     BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

          PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM OR CONTRIBUTION, INDEMNITY OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ASSIGNS
     (A) UNDER ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (B) WITH RESPECT TO, IN CONNECTION WITH OR RESULTING FROM ANY DISCHARGE, DISPOSAL, RELEASE OR ESCAPE OF ANY CHEMICAL, OR ANY HAZARDOUS OR TOXIC MATERIAL WHATSOEVER, ON, AT, TO OR FROM THE PROPERTY; OR (C) ANY CONDITIONS INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS, WHATSOEVER ON, UNDER OR IN THE VICINITY OF THE PROPERTY.

          THE PROVISIONS OF THIS SECTION 11.H. SHALL SURVIVE THE CLOSING AND DELIVERY OF THE DEED OR SOONER TERMINATION OF THIS AGREEMENT.

     I.  Waiver of Jury Trial.  In any lawsuit or other proceeding under or with
         --------------------
     respect to this Agreement, Purchaser waives any rights it may have to trial by jury. In addition, Purchaser waives any right to seek recission of the transaction provided for in this Agreement. The provisions of this Section 11.I. shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     J.  Confidentiality.  Purchaser acknowledges that all information with
         ---------------
     respect to the Property obtained or developed by Purchaser, or furnished or to be furnished to Purchaser is, has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall cause its directors, officers and other personnel and representatives to, hold in strict confidence, and not disclose to any other party without the prior written consent of Seller:
     (i) any of the information with respect to the Property delivered to Purchaser by Seller or any of its agents, representatives or employees, or
     (ii) the existence of this Agreement or any term or condition hereof except for this Section 11.J. as required in this Section 11.J. below, or (iii) the results of any inspections or studies undertaken in connection herewith or any other information obtained or developed by Purchaser. In addition, neither Purchaser nor Purchaser's directors, officers and other personnel and representatives shall solicit offers to purchase the Property to any other party without the prior written consent of Seller. Notwithstanding the above, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as investors, lenders, engineers, attorneys, prospective management companies, environmental consultants, accountants and tax advisors) and as required by law. Purchaser shall, with respect to any parties to whom the existence of this Agreement or any information with respect to the Property is disclosed, notify such parties of the existence of this Section 11.J. and its applicability to any such information provided to any such parties and this Agreement and Purchaser shall be responsible for the breach of any provision of this Section 11.J. by any such parties. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall, upon written request by Seller, promptly return to Seller all copies of all such information without retaining any copy thereof or extract therefrom. Without limitation to any of the foregoing, Purchaser shall not use any such information in any manner detrimental to the Property, Seller or its agents. Purchaser agrees to indemnify, defend and hold Seller harmless against all claims, losses and/or damages resulting from the Purchaser's breach of this Section 11.J., as well as any breach thereof by any party to whom such information is provided. Purchaser's obligations under this
     Section 11.J. shall survive the Closing or any termination of this Agreement.

     K.   Reports.  If for any reason Purchaser does not consummate the Closing,
          -------
     then Purchaser shall, only upon Seller's written request, provide to Seller copies of any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents. The provisions of this Section 11.K. shall survive any termination of this Agreement.

          (i)       Purchaser's limited right to conduct invasive or intrusive
                    ----------------------------------------------------------
     testing. In the event that Purchaser's Inspections will include a Phase I
     -------
     environmental report or other general evaluation of the environmental condition of the Property, Purchaser shall be entitled to have such report or evaluation prepared and completed, provided that (a) such preparation and completion occurs prior to the expiration of the Inspection Period, and
     (b) such report or evaluation is prepared by Law Environmental and Engineering Services, Inc. or its affiliate ("LAW") at the sole expense of Purchaser. In the event (1) that Purchaser, prior to the expiration of the Inspection Period, obtains a Phase I environmental report or general evaluation report from LAW prepared in compliance with the provisions of this Agreement and such Phase I environmental report or general evaluation report recommends that invasive o r intrusive testing occur at the Property to investigate the presence of any conditions or substances or the locations thereof that are not disclosed or discussed in the reports set forth on EXHIBIT P or the reports set forth on EXHIBIT P recommend that
              ---------                             ---------
     invasive or intrusive testing be performed, and (2) Purchaser, prior to the expiration of the Inspection Period, requests in writing that it be permitted to have LAW perform and complete such testing prior to the expiration of the Inspection Period (such request to include a copy of the report or reports that recommend such invasive or intrusive testing, a description of the testing requested, including the proposed location, scope and timing of the testing), then Purchaser shall be entitled to have LAW perform and complete, prior to the expiration of the Inspection Period, such reasonable invasive or intrusive testing which reasonably addresses the conditions described by LAW in support of LAW's recommendation(s) in the applicable reports, as Seller and Purchaser shall mutually agree upon in writing in the exercise of their reasonable discretion. After such testing, Purchaser, at its sole cost and expense, shall be obligated to restore the portions of the Property affected by such testing to their condition prior to such testing.

     L.   New Leases.  Seller and Purchaser further agree as follows:
          ----------

               1. From and after the date of this Agreement through the Closing, Seller shall deliver, to Purchaser for review (a "New Lease Notice") a copy of any proposed new lease, or any modification, amendment, restatement or renewal of an existing lease (each a "New Lease", and collectively, "New Leases"). During the period between two
          (2) business days prior to the expiration of the Inspection Period and Closing, Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of any New Lease by responding in writing to Seller's New Lease Notice within five (5) business days after Purchaser's receipt of the New Lease Notice. If Purchaser fails to approve or disapprove of such New Lease within such five (5) business day period, Purchaser shall be deemed to have conclusively approved of such New Lease. In the event that Purchaser reasonably disapproves of such New Lease within such five (5) business day period, Seller shall not enter into such New Lease. If Seller enters into such a New Lease after Purchaser reasonably disapproves of such New Lease as provided in the preceding sentence, then Purchaser shall have the right, within five (5) business days after Purchaser's receipt of written notice of Seller's entering into such New Lease, to terminate this Agreement and Seller shall be obligated to pay to Purchaser the lesser of Purchaser's actual, third party out-of-pocket expenses and One Hundred Thousand Dollars ($100,000), notwithstanding any provision of Section 7. to the contrary, as Purchaser's sole and exclusive remedy. If Purchaser does not so terminate this Agreement, Purchaser shall be deemed to have conclusively approved of such New Lease. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 11.L.1 and Purchaser is not otherwise in default hereunder, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein. Notwithstanding the foregoing, Seller may enter into a New Lease, and Purchaser shall be deemed to have consented to execution of same, to the extent such action is mandatory (for example, a lease renewal pursuant to the exercise of an existing option right) without the need to seek Purchaser's consent; provided, however, that to the extent any of the economic terms of such mandatory agreements are discretionary and not explicit, such terms shall be subject to Purchaser's prior written consent, which will not be unreasonably withheld or delayed. Any New Lease which Seller is permitted to enter into hereunder and does enter into shall be deemed a "Lease" for purposes of this Agreement.

               2. All Tenant Inducement Costs and/or leasing commissions ("New Lease Costs") relating to New Leases entered into by Seller (y) between the date of this Agreement and prior to the expiration of the Inspection Period, and (z) between the expiration of the Inspection Period and prior to Closing which Purchaser approves (or is deemed to approve) in accordance with Section 11.L.1 above, shall be paid by Purchaser in accordance with Section 4.C.(ii)(c) above.

     M.   Option to Assume Service Contracts.  At Closing, Purchaser shall be
          ----------------------------------
     obligated to assume (1) the Existing Capital Service Contracts, (2) any Service Contracts consented to (or deemed to be consented to) by Purchaser in accordance with Section 9.F.1. above or Section 11.V. below, and (3) those Terminable Service Contracts (as hereinafter defined) that Purchaser elects to assume in accordance with the remaining provisions of this
     Section 11.M. At Closing, Purchaser
     shall not be permitted to assume, and Seller shall cancel, the Service Contracts with Carrier, Nalco and Unitog/Cintas. On or before the end of the Inspection Period, Purchaser shall have the right to notify Seller which of the Terminable Service Contracts it desires to assume at Closing. Any Terminable Service Contracts set forth in such notice shall be assumed by Purchaser at Closing pursuant to the Service Contract Assignment. Any Terminable Service Contracts not set forth in such notice shall be terminated by Seller as of Closing. As used herein, the term "Terminable Service Contracts" shall mean the Service Contracts, other than the "Construction Contracts", any Service Contracts consented to (or deemed to be consented to) by Purchaser in accordance with Section 9.F.1. above or Section11.V. below, and the Service Contracts with Carrier, Nalco and Unitog/Cintas.

     N.  Reporting Person.  Seller and Purchaser hereby designate Escrowee to
         ----------------
     act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

     O.  Counterparts.  This Agreement may be executed in any number of
         ------------
     identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     P.  No Recording. Neither this Agreement nor a memorandum thereof shall be
         ------------
     recorded against the Property.

     Q.  Limitation of Liability.  Purchaser acknowledges and agrees that any
         -----------------------
     recovery against Seller that Purchaser may be entitled to after Closing as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Agreement and the transactions contemplated herein shall only be recoverable against Seller in an amount not in excess of Five Hundred Thousand Dollars ($500,000). The provisions of this Section 11.Q. shall survive the Closing and the delivery of the Deed.

     R.  Construction.  The parties acknowledge that each party and its counsel
         ------------
     have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The captions preceding the text of each Section are included for convenience of reference only and shall be disregarded in the construction and interpretation of this Agreement.

     S.  No Survival unless Specifically Provided.  Except as specifically
         ----------------------------------------
     provided for in this Agreement, the rights, obligations, representations, warranties, covenants and agreements of the parties set forth in this Agreement shall not survive the Closing or any termination of this Agreement.

     T.  No Third-Party Beneficiaries.  Except as specifically provided herein,
         ----------------------------
     no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

     U.  No Solicitation.  Until the Closing, Purchaser will not solicit to hire
         ----------------
     or hire any employee or representative of Seller or its affiliates involved in the operation or management of the Property.

     V.  Potential Mechanic's Liens related to Tenant Buildout.  Should the
         -----------------------------------------------------
     timing and/or scope of work to be performed by the lessor under Leases and/or New Leases or in connection with the Capital Projects require Seller to enter into contracts with contractors or other parties during the period between expiration of the Inspection Period and Closing in order to comply with the lessor's obligations under such Leases and/or New Leases or to complete the Capital Projects and the work performed under such contracts will not be completed prior to Closing, Seller shall submit the proposed contract (along with the plans, specifications and other information referenced in or attached to such proposed contract) with such contractor or other parties to Purchaser for its approval. Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of such contract. If Purchaser fails to approve or disapprove of such contract within five (5) business days after its receipt of same, Purchaser shall be deemed to have conclusively approved of such contract. In the event Purchaser reasonably disapproves of such contract within such five
     (5) business day period, Seller shall not enter into such contract. If such contract was to be for the completion of work required under a New Lease (whether or not included with the Capital Projects), then Purchaser shall, within five (5) business days after its disapproval, be obligated to present to Seller a construction contract from another reputable contractor substantially on the same terms and conditions (which terms and conditions shall include the same scope of work, materials of the same or better quality and identical periods for completion of all stages of the work) and for the same price as the contract rejected by Purchaser and, if Purchaser fails to do so, Seller may enter into the original contract and such contract shall be deemed to be approved by Purchaser under this Section 11.V. If Seller enters into such contract after Purchaser reasonably disapproves of such contract and Purchaser has provided a construction contract as provided in the preceding sentence, then Purchaser shall have the right, within five (5) business days after Purchaser's receipt of written notice of Seller's entering into such contract, to notify Seller in writing as to whether or not it will elect to terminate the Agreement due to Seller entering into such contract. Upon Seller's receipt of written notice from Purchaser of Purchaser's intent to terminate the Agreement as permitted under the preceding sentence, Seller shall have five (5) business days to terminate such contract so as to result in no liability to Purchaser after Closing under such contract and, in the event that Seller so terminates such contract within such five (5) business day period, Purchaser shall not be permitted to terminate the Agreement due to Seller entering into such contract. If Seller elects to proceed and the price from the other reputable contractor submitted by Purchaser is less than the price of the contractor selected by Seller and presented to Purchaser, then Purchaser shall only be obligated to credit Seller at Closing for the price quoted by the reputable contractor presented by Purchaser as provided above. If Seller does not terminate the contract as provided above within the five (5) business day period, then, if Purchaser is otherwise entitled hereunder to return of the Earnest Money, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein except that Purchaser shall be entitled to receive its actual, out of pocket third party expenses incurred in connection with its negotiation of this Agreement and its Inspections, such amount not to exceed $100,000. If a contract approved under this Section 11.V. requires that Seller pay any amounts under such contract prior to Closing, Seller shall pay such amounts and such amounts shall be prorated between Purchaser and Seller as provided in Sections 4.C.(i) and 4.C.(ii) above. All contracts approved (or deemed approved) under this
     Section 11.V. shall be included in the "Service Contracts" to be assumed by Purchaser pursuant to the Service Contract Assignment. Purchaser's assumption of all Service Contracts at Closing with respect to construction shall be deemed to include the obligation for payment of all amounts owed under such Service Contracts after Closing, even if incurred prior to Closing. If any such Service Contracts and/or the Harbert Agreement (hereinafter defined) result in work for which the provider or subcontractor thereunder may obtain a lien against the Property if such work is not paid for and Purchaser is obligated to pay for such work as provided in the preceding sentence, then the "Permitted Exceptions" shall be deemed to include any potential liens and related notices of commencement as a result thereof. The provisions of this Section 11.V. shall survive the Closing and delivery of the Deed.

     W.  Settlement Agreement.  Simultaneously with the full execution of this
         --------------------
     Agreement and as condition precedent to the effectiveness of this Agreement, Purchaser, Seller and Metropolitan Properties, Inc. entered into the Settlement Agreement in order to confirm that the 1983 Agreement no longer exists and to address such other matters as contained therein.

     X.  Construction Management Agreement.  Seller has engaged Harbert Realty
         ---------------------------------
     Services ("Harbert") to monitor and manage certain ongoing general and tenant construction work in progress at the Property and/or to occur in the future. Seller and Harbert are in the process of setting forth the terms of such engagement in a written document but have not entered into a definitive written agreement as of the date of this Agreement. Such a written agreement with Harbert ("Harbert Agreement") will provide that it is terminable by Seller upon a sale or other transfer of the Property. Since Seller intends to terminate the Harbert Agreement at Closing, the engagement of Harbert and the Harbert Agreement are expressly excluded from the definition of "Service Contracts" hereunder and Purchaser shall not have any approval rights with respect to the Harbert Agreement. However, upon written notice to Seller at least ten (10) days prior to Closing, Purchaser may elect to take an assignment of any right, title and interest of Seller in and to the Harbert Agreement at Closing, provided that, Purchaser assumes all obligations and liabilities under the Harbert Agreement as of the Closing Date (including, without limitation, payment of amounts which are not due and payable to Harbert as of the Closing Date). Except in the event of the assumption by Purchaser pursuant to the preceding sentence and Seller has paid any amounts under the Harbert Agreement prior to Closing that are attributable to the obligations assumed by Purchaser, the amounts to be paid at Closing by Purchaser shall not include any amounts payable under the Harbert Agreement.

     Y.  Metrogate Agreement.  As used herein, "Metrogate Agreement" shall mean
         -------------------
     that certain Metrogate Agreement dated August 31, 1983 between Seller and Brookwood V., Ltd.

     Z.  Pre and Post Closing Obligations.  Subject to the provisions of this
         --------------------------------
     Agreement and any documents executed pursuant hereto, as between Seller and Purchaser, Seller shall be obligated for any obligations or liabilities related to the Property and attributable to the period prior to Closing and Purchaser shall be obligated for any obligations or liabilities related to the Property and attributable to the period from and after Closing.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

  IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.


                            SELLER:

                            FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership

                            By: First Capital Financial Corporation, a Florida corporation, its general partner

                                 By: ___________________________________
                                 Name:__________________________________
                                 Title: ________________________________


                            PURCHASER:

                            BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation


                            By: _________________________________________
                            Name:________________________________________
                            Title:_______________________________________

                            LIST OF EXHIBITS
                            ----------------

                  A - Legal Description
                  B - Permitted Exceptions
                  C - Service Contracts
                  D - Joint Order Escrow Agreement
                  E - Assignment and Assumption of Leases
                      and Security Deposits
                  F - Assignment and Assumption of Service Contracts
                  G - Form Tenant Estoppel Certificate
                  H - Limited Warranty Deed
                  I - List of Litigation
                  J - Bill of Sale
                  K - Tangible Personal Property
                  L - Notice Letter to Tenants
                  M - Notice Letter to Vendors
                  N - Rent Roll
                  O - OSHA Letter
                  P - Environmental Reports
                  Q - Purchaser Capital Costs
                  R - Quit Claim Assignment of Permits and General Intangibles S - Tenant Inducement Costs and Leasing Commissions
                  T - Delinquent Tenants
                  U - Intentionally Omitted
                  V - Notices of Landlord Defaults from Tenants
                  W - Notices of Tenant Defaults from Landlord
                  X - Notices of Violations of Law
                  Y - Assignment and Assumption of Metrogate Agreement

                                   EXHIBIT A
                               LEGAL DESCRIPTION
                               -----------------

PARCEL 1:

All that tract or parcel of land lying and being in the Northeastern portion of Lot 5-A of the Northeast quarter of the Southwest quarter of Section 17, Township 18 South, Range 2 West, City of Homewood, Jefferson County, Alabama, according to the Survey of Brookwood One, A Limited Partnership, Addition to Brookwood Medical Center, as recorded in Map Book 104, page 45, Office of the Probate Judge, Jefferson County, and being more particularly described as follows:

To find the point of beginning, commence at the Northeast corner of the Northeast quarter of the Southwest quarter of Section 17, Township 18 South, Range 2 West; proceed thence in a Westerly direction along the North line of said quarter-quarter a distance of 170.28 feet to a point which forms the intersection of the North line of said quarter-quarter with the Northwesterly right-of-way line of Smyer Road, which point is the point of beginning.

From the point of beginning thus established; thence turning an angle to the left of 32 degrees 59' 24", run in a Southwesterly direction a distance of
658.00 feet to a point; thence turning an angle to the left of 58 degrees 00' 00", run in a Southerly direction a distance of 606.00 feet to a point; thence turning to the left, forming an interior angle of 90 degrees 00' 00" run in an Easterly direction a distance of 255.00 feet to a point; thence turning to the left, forming an interior angle of 133 degrees 46' 03", run in a Northeasterly direction a distance of 683.19 feet to a point located on the Easterly line of said Northeast quarter of the Southwest quarter of Section 17; thence turning to the left, forming an interior angle of 136 degrees 19' 06" run in a Northerly direction along said Easterly line of said quarter-quarter a distance of 180.00 feet to a point located on the Southwesterly right of way line of Smyer Road; thence turning to the left, forming an interior angle of 100 degrees 12' 52", run in a Northwesterly direction a distance of 94.18 feet along the Southwesterly right of way line of Smyer Road, following the arc of a curve to the right to a point located on said right of way line, said curve having a central angle of 29 degrees 33' 38" and a radius of 182.54 feet; thence run along said right of way line in a Northwesterly direction a distance of 40.07 feet to a point located on said right of way line; thence run in a Northwesterly direction a distance of 82.24 feet along said right of way line, following the arc of a curve to the right to a point located on said right of way line of Smyer Road, said curve having a central angle of 25 degrees 09' 00" and a radius of 187.36 feet; thence run in a Northwesterly, Northerly and Northeasterly direction a distance of 123.89 feet along Northwesterly right of way line of Smyer Road, following the arc of a curve to the right to a point located on said Northwesterly right of way line of Smyer Road, said curve having a central angle of 38 degrees 24' 00" and a radius of 184.86 feet; thence run in a Northeasterly direction along said Northwesterly right of way line a distance of 31.38 feet to a point located at the intersection of said right of way line and the north line of said quarter-quarter and the point of beginning.

Together with, as an appurtenance to and for the benefit of the above described property; all rights, powers, privileges, easements and benefits created pursuant to that certain Cross-Easement Agreement, dated October 28, 1974, by and between Brookwood One, a Limited Partnership, an Alabama Limited Partnership, and Brookwood Two, A Limited Partnership, an Alabama Limited Partnership, and recorded in Real Volume 1123, page 390, Office of the Probate Judge, Jefferson County, as amended by that certain Amendment to Cross-Easement Agreement, dated June 16, 1977, by and between Brookwood One, Brookwood Two and Brookwood Four, Ltd., an Alabama Limited Partnership, and recorded in Real Volume 1454, page 264, aforesaid records, which Cross-Easement Agreement, as amended, grants permanent, non-exclusive easements for parking and ingress and egress in favor of the aforedescribed property over the following described property;

All that tracts or parcels of land lying and being in Lot 5-A of the Northeast quarter of the Southwest quarter of Section 17, Township 18 South, Range 2 West, City of Homewood, Jefferson County, Alabama, as shown in that certain Survey of Brookwood One, A Limited Partnership, Addition to Brookwood Medical Center, as recorded in Map Book 104, page 45, Office of the Probate Judge, Jefferson County, less and except that portion of said Lot 5-A first described hereinabove.

Together with as an appurtenance to and for the benefit of the property first described hereinabove, all rights, powers, privileges, easements and benefits created pursuant to that certain 15 foot easement for sanitary sewers, storm sewers and storm ditches, as dedicated pursuant to that certain Survey of Brookwood One, A Limited Partnership, Addition to Brookwood Medical Center, and recorded in Map Book 104, page 45, Office of the Probate Judge, Jefferson County.

Together with, as an appurtenance to and for the benefit of the property first described hereinabove, all right, title and interest of Brookwood Properties, Ltd., an Alabama Limited Partnership (hereinafter referred to as "Brookwood Properties") by virtue of that certain Drainage Easement from Brookwood V., Ltd., an Alabama Limited Partnership, as grantor, to Brookwood Properties and Brookwood One, a Limited Partnership, an Alabama Limited Partnership, as grantees, dated August 17, 1983, and recorded in Real Volume 2378, page 220, Office of the Probate Judge, Jefferson County, which easement grants, inter alia, certain permanent, non-exclusive drainage and storm sewer easements in favor of the property first described hereinabove over the property described in said Drainage Easement.

PARCEL 2:

All that tract or parcel of land lying and being in the Southeastern portion of Lot 5-A, of the Northeast quarter of the Southwest quarter of Section 17, Township 18 South, Range 2 West, City of Homewood, Jefferson County, Alabama, according to the Survey of Brookwood One, A Limited Partnership, Addition to Brookwood Medical Center, as recorded in Map Book 104, page 45, Office of the Probate Judge, Jefferson County, Alabama and being more particularly described as follows:

To find the point of beginning, commence at the Northeast corner of the Northeast quarter of the Southwest quarter of Section 17, Township 18 South, Range 2 West; proceed thence in a Southerly direction along the Easterly line of said quarter-quarter a distance of 458.38 feet to a point which is the point of beginning.

From the point of beginning thus established; thence turning an angle to the right of 43 degrees 40' 54", run in a Southwesterly direction a distance of
683.19 feet to a point; thence turning to the right, forming an interior angle of 226 degrees 13' 57", run in a Westerly direction a distance of 125.00 feet to a point; thence turning an angle to the left of 90 degrees 00' 00", run in a Southerly direction a distance of 244.00 feet to a point; thence turning to the right, forming an interior angle of 207 degrees 12' 43", run in a Southwesterly direction a distance of 115.41 feet to a point located upon the Northerly right of way line of Medical Center Drive; thence turning to the left, forming an interior angle of 49 degrees 44' 33", run in a Northeasterly direction along said Northerly right of way line a distance of 337.79 feet along the arc of a curve to the right to a point located on said right of way line, said curve having a central angle of 13 degrees 52' 31" and a radius of 1,392.37 feet; thence run along said Northerly right of way line of Medical Center Drive in an Easterly direction a distance of 314.73 feet to a point located at the intersection of said right of way line and the Easterly line of said Northeast quarter of said Southwest quarter; thence turning left, forming an interior angle of 89 degrees 15' 22", run in a Northerly direction a distance of
808.77 feet along said Easterly line of said quarter-quarter to the point of beginning.

Together with, as an appurtenance to and for the benefit of the above described property; all rights, powers, privileges, easements and benefits created pursuant to that certain Cross-Easement Agreement, dated October 28, 1974, by and between Brookwood One, A Limited Partnership, an Alabama Limited Partnership, and Brookwood Two, A Limited Partnership, an Alabama Limited Partnership, and recorded in Real Volume 1123, page 390, Office of the Probate Judge, Jefferson County, as amended by that certain Amendment to Cross-Easement Agreement, dated June 16, 1977, by and between Brookwood One, Brookwood Two and Brookwood Four, Ltd., an Alabama Limited Partnership, and recorded in Real Volume 1454, page 264, aforesaid records, which Cross-Easement Agreement, as amended, grants permanent, non-exclusive easements for parking and ingress and egress in favor of the aforedescribed property over the following described property:

All those tracts or parcels of land lying and being in Lot 5-A of the Northwest quarter of the Southwest quarter of Section 17, Township 18 South, Range 2 West, City of Homewood, Jefferson County, Alabama, as show in that certain Survey of Brookwood One, A Limited Partnership Addition to Brookwood Medical Center, as recorded in Map Book 104, page 45, Office of the Probate Judge, Jefferson County, less and except that portion of said Lot 5-A first described hereinabove.

Together with, as an appurtenance to and for the benefit of that property first described hereinabove, all rights, title and interest of Brookwood Properties, Ltd., an Alabama Limited Partnership (hereinafter referred to as "Brookwood Properties") by virtue of that certain Drainage Easement from Brookwood V., Ltd., an Alabama Limited Partnership, as grantor, to Brookwood Properties and Brookwood One, Limited Partnership, an Alabama Limited Partnership, as grantees, dated August 17, 1983 and recorded in Real Volume 2378, page 220, Office of the Probate Judge, Jefferson County, which easement grants inter alia, certain permanent, non-exclusive drainage and storm sewer easements in favor of the property first described hereinabove over the property described in said Drainage Easement.

                                   EXHIBIT B
                             PERMITTED EXCEPTIONS
                             --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2. General and special taxes and assessments and the lien thereof not yet delinquent, including, without limitation, State, County, City and School Taxes.

3.   Rights of tenants under the Leases.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5. Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

6. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey and inspection of the premises.

7. Taxes or special assessments which are not shown as existing liens by the public record of which Seller has no Actual Knowledge (with Actual Knowledge meaning the same as "Actual Knowledge of Seller" in the Agreement).

8. Easements, or claims of easements, not shown by the public records of which Seller has no Actual Knowledge (with Actual Knowledge meaning the same as "Actual Knowledge of Seller" in the Agreement).

9. Easement granted by Valley Center Development Corporation to Alabama Power Company, dated February 3, 1972 and recorded in Real Volume 799, page 85, Jefferson County, Alabama records.

10. Permit-Buried Lines, dated May 30, 1973, granted by Brookwood Center Development Corporation to South Central Bell Telephone Company and recorded in Real Volume 958, page 766, aforesaid records.

11. Cross-Easement Agreement dated October 28, 1974, by and between Brookwood One and Brookwood Two, recorded in Real Volume 1123, page 390, aforesaid records; as amended by that certain Amendment to Cross-Easement Agreement dated June 16, 1977, between and among Brookwood One, Brookwood Two and Brookwood Four, Ltd., and recorded in Real Volume 1454, page 264, aforesaid records.

12. Right of way easement granted by Brookwood One and Brookwood Two to The Water Works Board of the City of Birmingham, a municipal corporation, for a 30 foot water easement, dated December 17, 1974 and recorded in Real Volume 1135, page 661, aforesaid records.

13. Easement granted by Brookwood Two to Alabama Power Company, dated March 21, 1975 and recorded in Real Volume 1159, page 372, aforesaid records.

14. Easements for public utilities, sanitary sewer, storm sewers and storm ditches, as dedicated pursuant to that certain plat of survey entitled "Brookwood One, A Limited Partnership, Addition to Brookwood Medical Center," dated June 20, 1974 and recorded in Map Book 104, page 45, aforesaid records.

15. Easement granted by The Water Works Board of the City of Birmingham to Alabama Power Company, dated January 7, 1975 and recorded in Real Volume 1159, page 375 aforesaid records, granting to Alabama Power Company the right to construct, maintain and operate a power line within that certain 30-foot right of way belonging to The Water Works Board of the City of Birmingham, under and by the virtue of that certain easement dated December 17, 1974 and recorded in Real Volume 1135, page 661, aforesaid records.

16. 75-foot buffer located along the easternmost boundary of the subject property, as required pursuant to those certain restrictive covenants imposed by Valley Center Development Corporation by instrument dated January 30, 1970, and recorded in Real Volume 1033, page 198, aforesaid records, as amended by that certain instrument dated August 17, 1983, and recorded at Real Volume 2378, page 213, aforesaid records, among Shuford B. Smyer, Sidney W. Smyer, Lois S. Wilkinson and Robert Brandon Crawford, as beneficiaries under a certain trust recorded at Volume 3458, page 377, aforesaid records, Mount Royal Towers, Inc., Brookwood One, A Limited Partnership and Brookwood Properties, Ltd., which contain no reversionary clause and have not been violated and future violations will not result in forfeiture or reversion of title.

17. Lease Agreement dated June 25, 1974, by and between Brookwood Two, A Limited Partnership, as "landlord," Vulcan, as "tenants", and Brookwood One, A Limited Partnership, and recorded in Real Volume 1151, page 314, Jefferson County, Alabama records; as amended by letter agreement dated June 25, 1974, recorded in Real Volume 1151, page 366, aforesaid records, as further amended by First Supplement And Amendment To Lease Agreement dated August 23, 1974, recorded in Real Volume 1151, page 356, aforesaid records, as further amended by letter agreement dated September 23, 1974, recorded in Real Volume 1151, page 368, aforesaid records; as further amended by Supplement And Amendment to Lease Agreement dated January 17, 1975 recorded in Real Volume 1151, page 361, aforesaid records; as further amended by letter agreement dated February 19, 1975; as further amended by Supplement And Amendment To Lease Agreement dated August 8, 1975; recorded in Real Volume 1222, page 551, aforesaid records; as supplemented by Lease of Unoccupied Space dated August 10, 1975; as further amended by Supplement And Amendment To Lease Agreement dated September 17, 1975, recorded in Real Volume 1235, page 71, aforesaid records; as further amended by Supplement and Amendment to Lease Agreement And to Lease of Unoccupied Space dated July 14, 1976; as further amended by Supplement And Amendment To Lease Amendment And To Lease of Unoccupied Space dated January 31, 1978; as further amended by Supplement And Amendment to Lease Agreement And To Lease of Unoccupied Space dated February 15, 1980; as further amended by Supplement And Amendment to Lease Agreement and Termination of Lease of Unoccupied Space dated August 30, 1983.

18. Agreement to Adopt Restrictive and Protective Covenants dated July 25, 1974, between and among Brookwood One, Brookwood Two and the City of Birmingham, Alabama, a municipal corporation, recorded in Real Volume 1091, page 325, aforesaid records; and that certain Agreement to Adopt Restrictive and Protective Covenants dated August 23, 1974, between and among Brookwood One, Brookwood Two and the City of Mountain Brook, Alabama, a municipal corporation and recorded in Real Volume 1101, page 267, aforesaid records; as such restrictive and protective covenants were modified in that certain decision of the Supreme Court of Alabama in Fugazzoto v. Brookwood One, 325 So. 2d, 151 (Ala. 1976).

19. Right-of-way granted Alabama Power Company recorded in Real Volume 3619, page 948.

20. Any loss, claim, liability, cost, expense, and attorney fee occasioned by any limitation and control of access on to and off of Parcels 1 and 2 from Smyer Road, based on, or arising from, the Metrogate Agreement dated August 31, 1983 between First Capital Income Properties, Ltd.--Series VIII and Brookwood V., Ltd., which instrument is presently unrecorded; or based on, or asserted rights of owners of other properties affected by the use of Smyer Road to prevent uncontrolled or unlimited access to Smyer Road off of, and on to, Parcels 1 and 2 by the use of Smyer Road.

21.  Unpaid municipal improvement assessments.

                                   EXHIBIT C
                               SERVICE CONTRACTS
                               -----------------

     Contractor            Service Provided             Contract Type              Annual Cost
     ----------            ----------------             -------------              -----------
Ace Window                 Window Washing                    Annual                    $ 8,200
Bagby Elevator             Monthly PM Serv                   Annual                     12,216
Browning Ferris            Waste Removal                     Annual                      6,000
Carrier                    HVAC PM                           Annual                     21,600
Entergy Security           Fire/Burglar Alarm                5 year                      1,500
Environmental Design       Landscaping                       Annual                     46,000
Graphic Corp               PM copier                         Annual                        480
Message Technology         Answering Serv                    Annual                      1,200
Nalco                      HVAC Water Treatment             Regional                     7,080
Page Net                   Pager Serv                        Annual                        840
Prichard Industries        Janitorial/Cleaning Svc           Annual                        ***
Stewart Organization       PM FAX                            Annual                        320
Unitog/Cintas              Uniform Rental                Regional 3 yrs                  1,500
Watnes Pest Control        Pest Control                      Annual                      1,740
Harbert                    Leasing                           Annual          Varies with size
                                                                              of lease, etc.

                            Construction Contracts
                            ----------------------

Fincher Fire                Install Fire Pump                 Construction            $ 54,189
Protection
Hallmark Builders           1st Floor Bldg I Exit             Construction              46,854
                            Corridors
Hallmark Builders           Fire Pump Room Construction       Construction              26,998
Hallmark Builders           Fire Alarm/Ceiling Work           Construction              97,471
                                                                (Pending)
Rives Construction          Fire Rating 3/rd/ Floor           Construction              12,203
                            Bldg. I Corridors
Fincher Fire                Sprinklers                        Construction             137,500
Protection
Kessler                     Installation of Window            Construction              20,529
                            Blinds
Law Engineering             Sprinklers and Corridor           ACM Abatement              6,910
Pettitjean & Kennedy        Fire Pumps                         Consultant                7,500
Pettitjean & Kennedy        Sprinklers                         Consultant                8,000
Pettitjean & Kennedy        Corridor Extension                 Consultant                4,500
Law Engineering             ACM Survey                        ACM Abatement              7,540

***Based on Occupancy Sq Ft @ $.05833 Per Sq Ft
Current Occupancy
BLDG I                                35,165         $2,052
BLDG II                               53,238         $3,106
                      TOTAL                          $5,158

                                   EXHIBIT D
                         JOINT ORDER ESCROW AGREEMENT
                         ----------------------------


                              BROOKWOOD METROPLEX
                              Birmingham, Alabama

                              Escrow Officer: Lawrence Vaughan
                              Escrow No.: 99-025208-00
                              Phone No. (312) 553-6914
                              Facsimile No. (312) 553-6910
                              Date: July __, 1999


TO:  LandAmerica National Commercial Services
     10 South LaSalle Street
     Suite 2500
     Chicago, IL 60603
     Attention: Lawrence Vaughan


The amount of Three Hundred Thousand Dollars ($300,000) (the "Escrow Deposit") is deposited with the Chicago Office of Land America National Commercial Services, in escrow by BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation, the "Purchaser" under that certain Purchase And Sale Agreement (the "Agreement"), dated July _____, 1999, with FIRST CAPITAL INCOME PROPERTIES, LTD.- SERIES VIII, a Florida limited partnership, as the "Seller".

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions (this "Escrow Agreement"):

1. You are to hold the Escrow Deposit until: (a) you are in receipt of a joint order by the undersigned Seller and Purchaser as to the disposition of the Escrow Deposit; or (b) you are in receipt of a written demand (the "Demand") from either Seller or Purchaser for the payment of the Escrow Deposit or any portion thereof. Upon receipt of any Demand, you are directed to so notify the other party, enclosing a copy of the Demand. If within five (5) days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand. If within said five-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction. Notwithstanding the foregoing provisions of this Section 1, in the event that you receive a Demand from the Purchaser on or before the thirtieth (30/th/) day after the Delivery Date (as hereinafter defined) and such Demand states that Purchaser is terminating the Agreement prior to the expiration of the Inspection Period in accordance with Section 8.A. thereof, you shall disburse the Escrow Deposit pursuant to such Demand immediately. As used herein, the term "Delivery Date" shall mean the date upon which Seller provides the last of the items required to be delivered to

     Purchaser in accordance with Section 8.A.(i) of the Contract, as such date is set forth in a written document from Seller to Purchaser delivering such items.

2. Notwithstanding any provision of this instrument to the contrary, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Escrow Agreement, to which you are or may at any time be a party, the undersigned Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith.

3. Any escrow fee to be charged by you is to be borne equally by the undersigned Seller and Purchaser.

4. As escrowee, you shall invest the Escrow Deposit in an interest-bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities, as the undersigned Purchaser may direct. Any interest earned on the Escrow Deposit, after you deduct your customary investment charges, if any, shall become and be deemed to be a part of the Escrow Deposit.

5. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Purchaser and escrowee as herein provided. A notice is given on the date it is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier or facsimile transmission or, if sent by mail as aforesaid, on the date noted on the return receipt.

6. Either Seller or Purchaser may act hereunder either directly or through the following individuals, respectively, or their counsel (also set forth below):

                    For Seller:

                    Norman Field
                    First Capital Financial Corporation
                    Two North Riverside Plaza
                    Suite 1000
                    Chicago, Illinois 60606
                    Telephone: (312) 466-6848
                    Facsimile: (312) 993-7944

                    For Purchaser:

                    Robert Bohorfoush
                    402 Office Park Drive
                    Suite 100
                    Birmingham, Alabama 35223
                    Telephone: (205) 870-8222
                    Facsimile: (205) 870-8118


                    The attorney for Seller is:

                    Steve Ehrlich
                    Rosenberg & Liebentritt, P.C.
                    Suite 1600
                    Two North Riverside Plaza
                    Chicago, Illinois 60606
                    Telephone: (312) 466-3483
                    Facsimile: (312) 454-0335

                    The attorney for Purchaser is:

                    Clark Hammond
                    Balch & Bingham, LLP
                    1901 Sixth Avenue North
                    Suite 2600
                    Birmingham, Alabama 35203
                    Telephone: (205) 226-3475
                    Facsimile: (205) 226-8799

7. This Escrow Agreement is being entered into to implement the Agreement and shall not (nor be deemed to) amend, modify or supersede the Agreement or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon this Escrow Agreement.

Agreed and Acknowledged this ____ day of __________, 1999

PURCHASER:                              SELLER:
BOARDWALK MANAGEMENT                    FIRST CAPITAL INCOME PROPERTIES,
CORPORATION, an Alabama corporation     LTD. - SERIES VIII, a Florida limited partnership

                                        By:  First Capital Financial Corporation, a
                                             Florida corporation, its general partner


By: __________________________               By: _____________________________
Name: ________________________               Name: ___________________________
Title: _______________________               Title: __________________________


Agreed and Acknowledged this ___ day of __________, 1999

Land America National Commercial Services

By: ___________________________
Title: ________________________

                                   EXHIBIT E

                           ASSIGNMENT AND ASSUMPTION
                        OF LEASES AND SECURITY DEPOSITS
                        -------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the ______________ day of __________, 1999, by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Assignor"), having offices at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation ("Assignee"), having offices at 402 Office Park Drive, Suite 100, Birmingham, Alabama 35223.

     1.   Property.  The "Property" shall mean the real property located in the
          --------
City of Birmingham, County of Jefferson, State of Alabama, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right,
---------
title and interest in and to the buildings, structures and other improvements located thereon, and commonly known as "Brookwood Metroplex".

     2.   Leases.  The "Leases" shall mean all leases affecting the Property, or
          ------
any part thereof, which leases are listed on EXHIBIT B attached hereto.  "Lease"
                                             ---------
shall mean any one of the Leases.

     3.   Security Deposits.  "Security Deposits" shall mean all unapplied
          -----------------
security deposits held by Assignor under the Leases that are set forth on EXHIBIT C attached hereto.
---------

     4.   Contract.  "Contract" shall mean that certain Purchase And Sale
          --------
Agreement dated July __, 1999 by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     5.   Assignment.  For good and valuable consideration received by Assignor,
          ----------
the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits as applicable to the period from and after the date hereof.

     6.   Assumption.  Assignee hereby assumes all of the covenants, agreements
          ----------
and obligations of Assignor under or in connection with the Leases as applicable to the period from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits and the interest on the Security Deposits if, when and as required by the Leases or otherwise by law. In addition, Assignee agrees to pay all Tenant Inducement Costs (as such term is defined in the Contract) and leasing commissions (i) set forth on EXHIBIT D attached hereto, and (ii) which are set forth in a Lease
         ---------
existing as of the date of the Contract, and pursuant to the applicable Lease are not payable in connection with the existing (or any prior) term of tenancy of the applicable premises covered by such Lease.

     7.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     8.   Third Parties.  Except as set forth in Section 10 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     9.   Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 11.Q. of the Contract.

     10.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

  11.  Counterparts.  This Assignment may be executed in any number of identical
       ------------
counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                            ASSIGNOR:

                            FIRST CAPITAL INCOME PROPERTIES,
                            LTD. - SERIES VIII, a Florida limited partnership

                            By: First Capital Financial Corporation, a Florida corporation, its general partner

                                 By: ___________________________________
                                 Name: _________________________________
                                 Title: ________________________________


                            ASSIGNEE:

                            BOARDWALK MANAGEMENT CORPORATION, an
                            Alabama corporation


                            By: ________________________________________
                            Name: ______________________________________
                            Title: _____________________________________

                                   EXHIBITS
                                   --------

                     A - Legal Description of the Property
                     B - List of Leases
                     C - Security Deposits
                     D - Tenant Inducement Costs and Leasing Commissions

                                   EXHIBIT F
      ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND UTILITY DEPOSITS
      -------------------------------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND UTILITY DEPOSITS (this "Assignment") is entered into as of the ____ day of __________, 1999 by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Assignor"), having offices at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation ("Assignee"), having offices at 402 Office Park Drive, Suite 100, Birmingham, Alabama 35223.

     1.   Property.  The "Property" shall mean the real property located in the
          --------
City of Birmingham, County of Jefferson, State of Alabama, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right,
---------
title and interest in and to the buildings, structures and other improvements located thereon, and commonly known as "Brookwood Metroplex".

     2.   Contract.  "Contract" shall mean that certain Purchase And Sale
          --------
Agreement dated _______________, 1999 by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     3.   Service Contracts.  "Service Contracts" shall mean the service
          -----------------
contracts entered into with respect to the ownership and operation of the Property that are listed on EXHIBIT B attached to this Assignment.
                            ---------

     4.   Utility Deposits.  "Utility Deposits" shall mean the refundable cash
          ----------------
or other deposits posted with utility companies serving the Property which are set forth on EXHIBIT C attached hereto and for which Seller received a credit
             ---------
from Purchaser at Closing (as defined in the Contract) on the Closing Statement (as defined in the Contract).

     5.   Assignment.  For good and valuable consideration received by Assignor,
          ----------
the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Service Contracts and the Utility Deposits as applicable to the period from and after the date hereof. As between Assignor and Assignee and subject to
Section 4.C. of the Contract, Assignor shall remain responsible for all obligations of the "owner' under the Service Contracts attributable to the period prior to Closing.

     6.   Assumption.  Assignee hereby assumes all of the covenants, agreements
          ----------
and obligations of Assignor under or in connection with the Service Contracts and the Utility Deposits as applicable to the period from and after the date hereof.

     7.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     8.   Third Parties.  Except as set forth in Section 11 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     9.   No Representations or Warranties.  This Assignment shall not be
          --------------------------------
construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     10.  Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 11.Q. of the Contract.

     11.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     12.  Counterparts.  This Assignment may be executed in any number of
          ------------
identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

              [the remainder of this page is intentionally blank]

 [signature page attached to Assignment and Assumption of Service Contracts and
                               Utility Deposits]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                            ASSIGNOR:

                            FIRST CAPITAL INCOME PROPERTIES,
                            LTD. - SERIES VIII, a Florida limited partnership

                            By: First Capital Financial Corporation, a Florida corporation, its general partner

                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________

                            ASSIGNEE:

                            BOARDWALK MANAGEMENT CORPORATION, an
                            Alabama corporation

                            By: __________________________________________
                            Name: ________________________________________
                            Title: _______________________________________

                                   EXHIBITS
                                   --------

                       A - Legal Description of Property
                       B - Service Contracts
                       C - Utility Deposits

                                   EXHIBIT G
                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------
                  [Brookwood Metroplex, Birmingham, Alabama]

____________, 1999

TO:  First Capital Income Properties,        Boardwalk Management Corporation
        Ltd. - Series VIII ("Landlord")       ("Purchaser")
     c/o The Equity Group                    402 Office Park Drive
     Two North Riverside Plaza               Suite 100
     Suite 2200                              Birmingham, Alabama 35223
     Chicago, Illinois 60606


FROM: ((Tenant))
      ((Suite))

     For good and sufficient consideration, receipt of which is hereby acknowledged, and for the purposes of providing information regarding the premises known as Brookwood Metroplex (the "Building"), Suite ______ (the "Premises"), in which the undersigned is a tenant under that certain lease agreement (the "Lease") between ________________ ("Tenant") and
____________________ ("Landlord"), the undersigned Tenant does hereby certify to Landlord, Purchaser, its lenders and their respective successors and assigns that:

     1.   Attached hereto as EXHIBIT A is a true, correct and complete copy of
                             ---------
the Lease and all amendments and modifications (including letter or informal amendments, modifications, etc.).

     2. Each of the following is true and complete with respect to the Lease and Tenant's occupancy of the Premises:

          a)   Date of Lease:

          b) Date of Amendments or Modifications (including letter or informal amendments, modifications, etc.):

          c)   Term of Lease: Date of Commencement:
                              Date of Expiration:

          d)   Monthly Rent:
               Future Rent Abatement Date:

          e) The base year for operating expense reimbursements and real estate taxes:

          f)   Security Deposit held and not applied by Landlord: ____________

          g) Tenant has no right to any "free rent" or rent credit as of the date of this certificate, except as follows: ___________________

     3. The Lease is valid and enforceable according to its terms against Tenant and has not been modified either orally or in writing except as specified in paragraph 1(b), above.

     4.   Landlord is not in default under the Lease.

     5. Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:

     6. Tenant has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

     7. Tenant has unconditionally accepted the Premises and has commenced payment of full rent under the Lease and is the owner and holder of the entire tenant's interest in the Lease.

     8. All work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord to the satisfaction of Tenant.

     9. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Building.

     10. This Tenant Estoppel Certificate (this "Certificate") shall inure to the benefit of Landlord, Purchaser, its lenders and their respective successors and assigns.

     11. No broker is due a commission from or through Landlord or tenant in connection with the Lease, or any renewal, extension or expansion of space thereof or thereunder, except as set forth in the Lease or: ___________________

     12. The address for all notices required to be delivered to Tenant (and any other party required to receive copies of notices) under the Lease is stated in the Lease.

     13. This certification may not be changed, waived or discharged orally, but only by an agreement in writing.

The statements contained herein may be relied upon by the parties to which this certificate is addressed. The undersigned person hereby certifies that he or she is duly authorized to execute and deliver this Tenant Estoppel Certificate on behalf of Tenant.

                    Very truly yours,

                    [TENANT]

                    By: _________________________
                    Name: _______________________
                    Title: ______________________
                    Date: ________________, 1999

                                   EXHIBIT H
                             LIMITED WARRANTY DEED
                             ---------------------


THIS INSTRUMENT PREPARED BY:                           SEND TAX BILL TO:

___________________________                            _________________________
___________________________                            _________________________
___________________________                            _________________________
___________________________                            _________________________


LIMITED WARRANTY DEED



STATE OF___________    )
                       )
____________ COUNTY    )


     KNOW ALL MEN BY THESE PRESENTS, That for and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ___________________________________________________________ ("Grantor"), has
granted, bargained, sold and conveyed and by these presents does grant, bargain, sell and convey unto ______________, a ______________ ("Grantee"), Grantee's successors and assigns, that certain real property in ____________________ County, State of Alabama, described on Exhibit "A", which is attached hereto and incorporated herein by reference, together with all of Grantor's rights in and to all easements and other appurtenances thereto. Such property is herein referred to as the "Property."

     This conveyance of the Property and the covenants and warranties contained herein are made expressly subject to the matters set forth on Exhibit "B" which is attached hereto and incorporated herein by reference as well as to all taxes for the year ____________ and subsequent years not yet due and payable.

     TO HAVE AND TO HOLD to said Grantee, its successors and assigns forever.

     This is a limited warranty deed. Grantor's only warranties hereunder are that this deed is executed and delivered with full authority of Grantor; that Grantor is seized of an indefeasible estate in fee simple subject to the matters set forth on Exhibit "B" which is attached hereto and incorporated herein by reference; that Grantor warrants that is has done nothing to adversely affect title since title was placed in its name, and that the Property is free from all encumbrances made or suffered by Grantor except to the extent otherwise set forth herein. No other warranties, express, implied or created by statute are included in this deed.

     IN WITNESS WHEREOF, the said Grantor, hereto sets its signature and seal this ______ day of ______________, 199__.


                                             GRANTOR:


                                             _____________________________


                                             By:__________________________
                                             Its:_________________________

STATE OF___________    )
                       )
____________ COUNTY    )


     I, the undersigned, a Notary Public in and for said County, in said State hereby certify that ______________________________________, whose name as
_________________________ of ________________________ , is signed to the foregoing Limited Warranty Deed, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and on behalf of said
________________________________.

     Given under my hand and official seal this _______ day of _______ , 199___.



                                             _____________________________
                                             Notary Public


                                             Commission Expires:__________

                                   EXHIBIT I
                              LIST OF LITIGATION
                              ------------------


     First Capital Income Properties, Ltd. - Series VIII v. Boardwalk Management Corporation and Metropolitan Properties, Inc., U.S. District Court for the Northern District of Alabama, Southern Division, Case No. CV-98-C-1058-S.

                                   EXHIBIT J
                                 BILL OF SALE
                                 ------------

                         SPECIAL WARRANTY BILL OF SALE
                         -----------------------------


     THIS SPECIAL WARRANTY BILL OF SALE (this "Bill of Sale") is executed as of the ____ day of _________, l998, by FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Seller"), having offices at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, in favor of BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation ("Purchaser"), having offices at 402 Office Park Drive, Suite 100, Birmingham, Alabama 35223.

     1.   Property.  The "Real Property" shall mean the real property located in
          --------
the City of Birmingham, County of Jefferson, State of Alabama, legally described in EXHIBIT A attached to this Bill of Sale, together with all of Seller's right,
   ---------
title and interest in and to the buildings, structures and other improvements located thereon, and commonly known as "Brookwood Metroplex".

     2.   Personal Property.  The "Personal Property" shall mean the Tangible
          -----------------
Personal Property as defined in that certain Purchase And Sale Agreement dated the ___ day of _____________, 1999 (as amended, the "Contract"), by and between Seller, as the "Seller" thereunder, and Purchaser, as the "Purchaser" thereunder with respect to the purchase and sale of the Real Property and other property as described therein, as such Personal Property is more particularly described on attached EXHIBIT C.
         ---------

     3.   Sale.  For good and valuable consideration received by Seller, the
          ----
receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser free of any liens or encumbrances other than those matters set forth on EXHIBIT B attached hereto
                                                   ---------
(the "Permitted Exceptions"). Seller covenants and agrees to warrant specially and forever defend title to the Personal Property unto Purchaser against all and every person or persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other, but subject in any event to the Permitted Exceptions. Except as set forth in the two (2) preceding sentences, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred "AS IS, WHERE IS" and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

     4.   Limited Liability.  By accepting this Bill of Sale, Purchaser
          -----------------
expressly understands and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Bill of Sale shall only be recoverable against Seller as provided in Section 11.Q. of the Contract.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                                    SELLER:

                                   EXHIBIT K
                          TANGIBLE PERSONAL PROPERTY
                          --------------------------

Furniture & Office Supplies

Quantity             Item
--------             ----
  1                  Oak Desk
  2                  Oak 2-drawer file cabinet
  2                  Secretarial chairs
  1                  General Electric mini fridge
  2                  coffee makers
  1                  small microwave oven
  3                  oak / upholstered chairs
  1                  oak console table
  1                  large painting
  2                  framed pictures
  3                  table lamps
  1                  Hon 4-drawer file cabinet
  1                  Hon 2-drawer file cabinet
  1                  Mahogany executive desk
  1                  Mahogany swivel desk chairs
  2                  Mahogany side chairs
  1                  Mahogany credenza
  1                  cherry book case
  1                  oak folding table
  4                  dark folding tables
 20                  chrome conference chairs

Tools / Shop Inventory

Quantity                  Item
--------                  ----
 2 sets                   Misc hand tools
 1                        18 volt cordless drill
 1                        socket set
 4                        6' step ladders
 2                        8' step ladders
 1                        replacement supply air fan
 1                        replacement return air fan
 1                        replacement gear box - cooling tower
 1                        replacement fan motor - cooling tower
 1                        replacement pump motor
 1                        replacement condenser water pump
 1                        replacement starter - cooling tower
 3                        main switch gear fuses
 1                        vacuum blower
 1                        misc spare fuses
 1                        misc plumbing supplies
 1                        misc light bulb stock
 1                        misc ballast stock
 1                        24' extension ladder
 3                        4-wheel wooden dollies
 1                        misc spare thermostat stock
 1                        upright handtruck
 1                        Replacement chilled water pump

                                   EXHIBIT L
                                   ---------
                            NOTICE LETTER TO TENANTS
                            ------------------------

           [Letterhead of Equity Office Properties Management Corp.]


                               NOTICE TO TENANTS

                              ______________, 1999


     Re:  Brookwood Metroplex, Birmingham, Alabama (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to _____________, and that ________________________ has been retained by the new owner as managing agent of the building .

     Any unapplied security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

     Rents:                         Notices:

     _____________________________  __________________________________________
     _____________________________  __________________________________________
     _____________________________  __________________________________________
     Attention: __________________

     Additionally, please have new Certificates of Insurance issued naming ____________________ as an additional insured. Please deliver said Certificate to new owner at the "Notices" address set forth above.

                              Very truly yours,

                              EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a
                              Delaware corporation, as agent


                              By: _________________________________________

                              Name:________________________________________

                              Its: ________________________________________

                                   EXHIBIT M
                                   ---------
                            NOTICE LETTER TO VENDORS
                            ------------------------

           [Letterhead of Equity Office Properties Management Corp.]

                            __________________, 1999



[Vendor]
_________________________
_________________________

     Re:  Sale of Brookwood Metroplex
          Birmingham, Alabama (the "Property")
          ------------------------------------

Dear Service Provider:

     This is to notify you that the Property has been sold to _____________, a _________ ("Purchaser"), and that _________________, having an office at
_____________________________, has been retained by the Purchaser of the Property as managing agent of the building. Purchaser has assumed all of the obligations of the undersigned under the [license agreements/service contracts] with respect to the period from and after the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the [license agreement/service contract].

                              Very truly yours,

                              EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a
                              Delaware corporation, as agent


                              By: _________________________________________

                              Name:________________________________________

                              Its: ________________________________________

                                   EXHIBIT N
                                   RENT ROLL
                                   ---------

                            Brookwood Metroplex One

Suite          Tenant Name         Lease    Lease   Step Date  Rent   Monthly Base  Monthly Expense Base Year     Security Deposits
                                   Sq. Ft.   End               PSF      Rent        Reimbursement
 100              Vacant            20,766            Current   $ 0.00   $     0            $0
------------------------------------------------------------------------------------------------------------------------------------
 200              Vacant            20,766            Current   $ 0.00   $     0            $0
------------------------------------------------------------------------------------------------------------------------------------
 300       J & H Marsh McLennan     12,388    05/04   Current   $    0   $     0            $0      Base Year 1999        $        0
                                                       08/99    $18.25   $18,840
                                                       06/00    $18.75   $19,356
                                                       06/01    $19.30   $19,924
                                                       06/02    $20.00   $20,647
                                                       06/03    $20.75   $21,420
------------------------------------------------------------------------------------------------------------------------------------
 301              Vacant             8,378            Current   $ 0.00   $     0            $0
------------------------------------------------------------------------------------------------------------------------------------
 400  Cooney, Rikard & Currin, Inc. 20,767    10/04   Current   $ 0.00   $     0            $0      Base Year 1999        $30,285.21
                                                       11/99    $17.50   $30,285
                                                       11/00    $17.85   $30,891
                                                       11/01    $18.21   $31,513
                                                       11/02    $18.57   $32,136
                                                       11/03    $18.94   $32,777

------------------------------------------------------------------------------------------------------------------------------------
 500              Vacant            20,767            Current   $16.25   $     0            $0
                                                                $16.50
------------------------------------------------------------------------------------------------------------------------------------

                                                        Brookwood Metroplex Two

 Suite        Tenant Name            Lease   Lease   Step Date  Rent PSF  Monthly Base Monthly Expense   Base Year Security Deposits
                                    Sq. Ft.   End                             Rent     Reimbursement
  100      Officers Benefit          3,569    9/99    Current   $15.50       $4,609         $     0         1992
              Association
------------------------------------------------------------------------------------------------------------------------------------
  101           Sumi's Deli          1,135    5/02    Current   $ 3.17       $  300         $     0           0        $  618.00
------------------------------------------------------------------------------------------------------------------------------------
  102     Lighting Corporation of    2,260     MTM    Current   $14.75        2,778         $ 14.86         1995
                America/1/
------------------------------------------------------------------------------------------------------------------------------------
  103             Vacant               581      -       -          -             -             -              -             -
------------------------------------------------------------------------------------------------------------------------------------
  104      Personnel Service, Inc.     390    6/00    Current   $16.25          528         $                 0
                                                       7/99     $16.50          536
------------------------------------------------------------------------------------------------------------------------------------
  107        Right Management        1,709   11/99    Current   $17.75        2,528         $ 11.11         1997
                Consulting
------------------------------------------------------------------------------------------------------------------------------------
  109             Vacant               601      -       -          -             -              -             -             -
------------------------------------------------------------------------------------------------------------------------------------
  110           Charter One          2,910    3/00    Current   $16.00        3,880         $169.87         1989
------------------------------------------------------------------------------------------------------------------------------------
  111     Capital Strategies Group   6,537   12/03    Current   $15.75       $8,579         $ 42.38         1997       $8,622.19
                                                       1/00     $16.00       $8,716
                                                       1/01     $16.25       $8,852
                                                        1/2     $16.50       $8,988
                                                       1/03     $17.50       $9,533
------------------------------------------------------------------------------------------------------------------------------------
  200         Castle Mortgage        7,256   10/00    Current   $13.75       $8,314         $     0         1995
                Corporation                            11/99    $14.00       $8,465
------------------------------------------------------------------------------------------------------------------------------------
  202             Vacant            10,501            Current   $ 0.00       $    0
------------------------------------------------------------------------------------------------------------------------------------
  220        Highland Capital        3,465    3/03    Current   $17.50       $5,053         $  6.04         1998   Letter-of-
                Management                              4/00    $17.75       $5,125                                Credit-initial
                                                        4/01    $18.00       $5,198                                amount of
                                                        4/02    $18.25       $5,269                                $53,101; present
                                                                                                                   amount is
                                                                                                                   $42,480; reduces
                                                                                                                   periodically
                                                                                                                   based on terms of
                                                                                                                   lease
------------------------------------------------------------------------------------------------------------------------------------

_______________________
/1/ Presently Lighting Corporation of America occupies this space as a holdover tenant on a month-to-month basis while Landlord and Tenant are negotiating a lease extension agreement.

Suite       Tenant Name          Lease     Lease   Step Date   Rent     Monthly Base  Monthly Expense   Base Year  Security Deposits
                                Sq. Ft.     End                PSF          Rent       Reimbursement
------------------------------------------------------------------------------------------------------------------------------------
 300    American Behavioral       3,126    11/03    Current    $16.50     $4,298         $21.34            1998
          Benefits Managers                          12/99     $17.00     $4,428
                                                     12/00     $17.50     $4,559
                                                     12/01     $18.03     $4,697
                                                     12/02     $18.57     $4,837
------------------------------------------------------------------------------------------------------------------------------------
 301        Management              854             Current    $ 0.00     $    0           None
------------------------------------------------------------------------------------------------------------------------------------
 302    Hartford Insurance        1,915     2/04    Current    $17.50     $2,793              0            1998
 303        Company                                   3/00     $18.03     $2,877
                                                      3/01     $18.57     $2,963
                                                      3/02     $19.12     $3,052
                                                      3/03     $19.70     $3,144
------------------------------------------------------------------------------------------------------------------------------------
 304          Vacant              2,440             Current    $ 0.00     $    0
------------------------------------------------------------------------------------------------------------------------------------
 305    Wainwright & Pope         2,600    11/99    Current    $14.00     $3,033         $13.35            1995
------------------------------------------------------------------------------------------------------------------------------------
 306        Management              189             Current    $ 0.00     $    0           None
------------------------------------------------------------------------------------------------------------------------------------
 307          Vacant              2,160             Current    $ 0.00     $    0
------------------------------------------------------------------------------------------------------------------------------------
 310          Vacant              4,302             Current    $ 0.00     $    0
------------------------------------------------------------------------------------------------------------------------------------
 311    Atrion Medical Products   1,032     MTM     Current    $18.98     $1,632         $    0                        $1,376.00
------------------------------------------------------------------------------------------------------------------------------------
 312       Vulcan Materials       1,702    11/00    Current    $14.50     $2,057              0            1995
------------------------------------------------------------------------------------------------------------------------------------
 400          Vacant             21,207             Current    $ 0.00     $    0
------------------------------------------------------------------------------------------------------------------------------------
 500       Behavioral Health      6,666    12/99    Current    $14.50     $8,055         $    0            1996        $  754.00
             Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 502        Harbert Realty        2,262     4/00    Current    $16.25     $3,063         $14.65            1997
------------------------------------------------------------------------------------------------------------------------------------
 504        McDaniel Bains        3,850     9/02    Current    $16.50     $5,294         $24.96            1997     Letter-of-
                                                     10/99     $17.00     $5,454                                    Credit-initial
                                                     10/00     $17.50     $5,614                                    amount of
                                                     10/01     $18.00     $5,775                                    $59,290; present
                                                                                                                    amount is
                                                                                                                    $47,432; reduces
                                                                                                                    periodically
                                                                                                                    based on terms
                                                                                                                    of lease
------------------------------------------------------------------------------------------------------------------------------------
 505       Vulcan Materials       7,979    11/00    Current    $14.50     $9,641         $    0            1995
------------------------------------------------------------------------------------------------------------------------------------
 999           X-Factor             634             Current    $ 0.00     $    0
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT O
                                  OSHA LETTER
                                  -----------


                            _________________, 1999


[Purchaser]




     Re: Transmittal of Information Regarding Asbestos-Containing Material and Presumed Asbestos-Containing Material

Ladies and Gentlemen:

     As you know, the Occupational Safety and Health Administration ("OSHA") has enacted regulations (the "OSHA Regulations") which require building owners to provide information regarding the presence, location and quantity of asbestos containing material ("ACM") and presumed ACM ("PACM") to various building occupants, including employers of employees who lease space within the owner's building. In addition, the OSHA Regulations, specifically 29 C.F.R.
(S)1910.1001(j)(2)(ii) and 29 C.F.R. (S)1926.1101(n)(6), require building owners to keep records of all information required to be maintained by the OSHA Regulations and to transmit such records to subsequent owners at or before the time of closing.

     [Name of Seller] ("Seller"), has, prior to the date of this letter, provided [name of Purchaser] ("Purchaser") with copies of information required to be maintained and transmitted as described above regarding ACM and PACM at the property located at Brookwood Metroplex, Birmingham, Alabama, including copies of notices to tenants and any related asbestos sampling results and reports in our possession (such information, notices and reports being referred to herein collectively as the "Reports"). A list of such Reports is set forth on
SCHEDULE 1 attached hereto.
----------

     The undersigned makes no representation, warranty, promises, covenants, agreements or guarantees of any kind or character whatsoever, express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the information and documentation transmitted herewith including without limitation, the accuracy or completeness of such Reports, the Reports' compliance with the OSHA Regulations, or Seller's compliance with the OSHA Regulations.

     We request that you acknowledge receipt of this letter and the Reports by signing below and forwarding an executed copy to Seller.

                                   Sincerely,

                                   FIRST CAPITAL INCOME PROPERTIES, LTD. -
                                   SERIES VIII, a Florida limited partnership

                                   By:  First Capital Financial Corporation, a
                                   Florida corporation, its general partner

                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


Acknowledged receipt of this letter and the Reports this _____ day of _______________, 1999.

BOARDWALK MANAGEMENT CORPORATION,
an Alabama corporation


By:_______________________________
Name:_____________________________
Title:____________________________

                                  SCHEDULE 1
                                  ----------
                                      TO
                                      --
                                  OSHA LETTER
                                  -----------

                                LIST OF REPORTS
                                ---------------


1. Report of Asbestos Air Monitoring, Third Floor, Brookwood Metroplex, Birmingham, Alabama, prepared by LAW Engineering and Environmental Services, Inc. ("LAW"), dated June 14, 1999

2. Report of Asbestos Air Monitoring, Main Lobby, Brookwood Metroplex, Birmingham, Alabama, prepared by LAW, dated May 28, 1999

3. Report of Asbestos-Containing Materials Sampling at Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated May, 1999

4. Report of Prevalent Air Sampling and Asbestos Consulting, Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated April 23, 1999

5. Point-Count Results for the 3rd Floor Drywall Joint Compound Samples for Metroplex - 3rd Floor, Birmingham, Alabama, prepared by LAW, dated April 18, 1999

6. Proposal for Prevalent Air Sampling and Asbestos Consulting, Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated March 30, 1999

7. Certificate of Worker's Acknowledgement for Brookwood Metroplex in Birmingham, Alabama, prepared by Asbestos Abatement Services, dated March 29, 1999

8. Report of Asbestos-Containing Materials Survey at Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated March, 1999

9. Contractor/Tenant Asbestos Notice to Rives Construction Company, Inc., prepared by Equity Office, dated July 24, 1996

10. Results of Indoor Air Quality Survey for Brookwood Metroplex One, Homewood, Alabama, prepared by LAW, dated September 26, 1994

11. Report on Phase I Environmental Survey for Brookwood Metroplex, Homewood, Alabama, prepared by PEI Associates, Inc., dated November 3, 1990

12. Phase I Environmental Survey for Brookwood Metroplex, Homewood, Alabama, prepared by International Technology, Inc., dated October 19, 1990 (Revised August 7, 1991)

13. Study prepared by Brasfield & Gorrie General Contractor, Inc. entitled "Facility Study for Vulcan Materials" dated September 10th, 1996 with accompanying cover letter dated September 10, 1996

                                   EXHIBIT P
                             ENVIRONMENTAL REPORTS
                             ---------------------


1. Report of Asbestos Air Monitoring, Third Floor, Brookwood Metroplex, Birmingham, Alabama, prepared by LAW Engineering and Environmental Services, Inc. ("LAW"), dated June 14, 1999

2. Report of Asbestos Air Monitoring, Main Lobby, Brookwood Metroplex, Birmingham, Alabama, prepared by LAW, dated May 28, 1999

3. Report of Asbestos-Containing Materials Sampling at Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated May, 1999

4. Report of Prevalent Air Sampling and Asbestos Consulting, Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated April 23, 1999

5. Point-Count Results for the 3rd Floor Drywall Joint Compound Samples for Metroplex - 3rd Floor, Birmingham, Alabama, prepared by LAW, dated April 18, 1999

6. Proposal for Prevalent Air Sampling and Asbestos Consulting, Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated March 30, 1999

7. Certificate of Worker's Acknowledgement for Brookwood Metroplex in Birmingham, Alabama, prepared by Asbestos Abatement Services, dated March 29, 1999

8. Report of Asbestos-Containing Materials Survey at Two Metroplex Drive, Birmingham, Alabama, prepared by LAW, dated March, 1999

9. Contractor/Tenant Asbestos Notice to Rives Construction Company, Inc., prepared by Equity Office, dated July 24, 1996

10. Results of Indoor Air Quality Survey for Brookwood Metroplex One, Homewood, Alabama, prepared by LAW, dated September 26, 1994

11. Report on Phase I Environmental Survey for Brookwood Metroplex, Homewood, Alabama, prepared by PEI Associates, Inc., dated November 3, 1990

12. Phase I Environmental Survey for Brookwood Metroplex, Homewood, Alabama, prepared by International Technology, Inc., dated October 19, 1990 (Revised August 7, 1991)

13. Study prepared by Brasfield & Gorrie General Contractor, Inc. entitled "Facility Study for Vulcan Materials" dated September 10/th/, 1996 with accompanying cover letter dated September 10, 1996

                                   EXHIBIT Q
                            PURCHASER CAPITAL COSTS
                            -----------------------

Project                        Contractor            Status       Total Estimated     Paid To Date  Incurred - Not Paid
-------                        ----------            ------       ---------------     ------------  -------------------
                                                                  Project Cost
                                                                  ------------
Sprinklers                     Fincher /             Ongoing              155,332          119,600               15,107
                               Pettitjean and
                               Kennedy / Law
                               Engineering

Fire Pump                      Fincher / Hallmark/   Ongoing            81,187.00            7,030               13,675
                               Pettitjean and
                               Kennedy

Ceiling Replacement            Hallmark              Ongoing            86,869.00           61,760                    0

Fire Alarm / Elect Upgrade     Hallmark              Ongoing               24,580           18,002                3,433

Demolition / Misc Upgrades     Kessler               Ongoing           178,200.00           24,600                9,144

Corridor Extension             Hallmark / Rives /    Ongoing              107,700           61,505                2,000
                               Pettitjean and
                               Kennedy

ACM Survey                     Law Engineering       Completed              7,540            7,540                    0

                                   EXHIBIT R
           QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL INTANGIBLES
           --------------------------------------------------------


     THIS QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL INTANGIBLES (this "Assignment") is entered into as of the ____ day of __________, 1999 by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Assignor"), having offices at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation ("Assignee"), having offices at 402 Office Park Drive, Suite 100, Birmingham, Alabama 35223.

     1.   Property.  The "Property" shall mean the real property located in the
          --------
City of Birmingham, County of Jefferson, State of Alabama, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right,
---------
title and interest in and to the buildings, structures and other improvements located thereon, and commonly known as "Brookwood Metroplex".

     2.   Contract.  "Contract" shall mean that certain Purchase And Sale
          --------
Agreement dated _______________, 1999 by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     3.   Permits.  "Permits" shall mean all certificates of occupancy, special
          -------
use permits, elevator inspection certificates, operating permits, and all other permits issued by any governmental authority relating to the use, occupancy, ownership or operation of the Property, if any.

     4.   General Intangibles.  "General Intangibles" shall mean:  (i) all
          -------------------
warranties and guaranties relating to the Property, (ii) all plans, specifications and floor plans for the Office Buildings (as defined in the Contract); and (iii) all existing intangible personal property pertaining to the Property, including the name "Brookwood Metroplex" but excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office".

     5.   Quit Claim Assignment.  For good and valuable consideration received
          ---------------------
by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby quit claims to Assignee the entire right, title and interest of Assignor, if any, in and to the Permits and General Intangibles, as applicable to the period from and after the date hereof.

     6.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7.   Third Parties.  Except as set forth in Section 10 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8.   No Representations or Warranties.  This Assignment shall not be
          --------------------------------
construed as a representation or warranty by Assignor as to the existence, ownership or transferability of the Permits or the General Intangibles, and Assignor shall have no liability to Assignee in the event that any or all of the Permits or the General Intangibles (i) are not transferable to Assignee, or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee. Notwithstanding the foregoing, Assignor represents to the Actual Knowledge of Seller (as defined in the Contract) that Assignor has not previously transferred, assigned or encumbered any rights it may have in any of the Permits or General Intangibles. Such representation shall survive until the one hundred eightieth day after the date of this Assignment.

     9.   Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 11.Q. of the Contract.

     10.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     11.  Counterparts.  This Assignment may be executed in any number of
          ------------
identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                            ASSIGNOR:

                            FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership

                            By: First Capital Financial Corporation, a Florida corporation, its general partner

                                 By:_________________________________________
                                 Name:_______________________________________
                                 Title:______________________________________


                            ASSIGNEE:

                            BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation


                            By:______________________________________________
                            Name:____________________________________________
                            Title:___________________________________________


EXHIBIT
-------

A - Legal Description of Property

                                   EXHIBIT S

                TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS
                -----------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
            Tenant                           Description                    Tenant Inducement Costs           Leasing Commission
---------------------------------------------------------------------------------------------------------------------------------
American Behavioral Benefits     Right of first offer on 854 square      "Work Allowance" of $0.17 per
Managers                         feet of adjacent space (Suite 301)      square foot per month of remaining
                                 pursuant to Lease.                      lease term, if exercised.
---------------------------------------------------------------------------------------------------------------------------------
Capital Strategies Group, Inc.   Right of first offer on 601 square      "Work Allowance" of $0.15 per
                                 feet and 2,910 square feet of           square foot per month of remaining
                                 adjacent spaces (Suites 109 and         lease term, if exercised.
                                 110) pursuant to Lease.
---------------------------------------------------------------------------------------------------------------------------------
Vulcan Materials Company         Right of first offer on 6,202           $12,404 - T.I. allowance
                                 square feet of adjacent space
                                 (Suite 501/506) pursuant to Lease.
---------------------------------------------------------------------------------------------------------------------------------
J&H Marsh McLennan               Right of first offer on 3,500           "Work Allowance" of $0.1667 per
                                 square feet on third floor              square foot per month of remaining
                                 pursuant to Lease.                      lease term and space planning
                                                                         allowance per $0.0208 per square
                                                                         foot of remaining lease term, if
                                                                         exercised.
---------------------------------------------------------------------------------------------------------------------------------
J&H Marsh McLennan               Lease                                   $123,880 - T.I. allowance $24,776 -       $69,874.51
                                                                         demo. allowance $12,388 - moving
                                                                         allowance
---------------------------------------------------------------------------------------------------------------------------------
Cooney, Rikard & Curtin          Right of first offer of 5,000           "Work Allowance"  of $0.1515 per
                                 square feet of adjacent space.          square foot per month of remaining
                                                                         Lease Term in the event the right
                                                                         is exercised
---------------------------------------------------------------------------------------------------------------------------------
Sumi's Deli                      Lease                                   Painting                                  $2,000
                                                                                                                   (estimated)
                                                                         Floor maintenance                         $200/quarter
                                                                                                                   (estimated)
---------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT T

                              DELINQUENT TENANTS
                              ------------------

  Tenant Name              Amount Due
  -----------              ----------

Sumi's Deli                 $ 52.20
Personnel Service           $536.00

                                   EXHIBIT U


Intentionally Omitted.

                                   EXHIBIT V
                   NOTICE OF LANDLORD DEFAULTS FROM TENANTS
                   ----------------------------------------


None.

                                   EXHIBIT W
                    NOTICE OF TENANT DEFAULTS FROM LANDLORD
                    ---------------------------------------


None.  Please note that the tenants on EXHIBIT T are both in default of their
                                       ---------
obligations under their respective leases.

                                   EXHIBIT X
                         NOTICES OF VIOLATIONS OF LAW
                         ----------------------------


An inspection by the local fire marshall during the week of July 19, 1999 identified a few discrepancies related to the fire alarm testing (such discrepancies were relayed verbally). Seller is attempting to remedy such discrepancies and a follow-up inspection is scheduled for the week of August 2, 1999.

                                   EXHIBIT Y
               ASSIGNMENT AND ASSUMPTION OF METROGATE AGREEMENT
               ------------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF METROGATE AGREEMENT (this "Assignment") is entered into as of the ____ day of __________, 1999 by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Assignor"), having offices at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation ("Assignee"), having offices at 402 Office Park Drive, Suite 100, Birmingham, Alabama 35223.

     1.   Property.  The "Property" shall mean the real property located in the
          --------
City of Birmingham, County of Jefferson, State of Alabama, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right,
---------
title and interest in and to the buildings, structures and other improvements located thereon, and commonly known as "Brookwood Metroplex".

     2.   Contract.  "Contract" shall mean that certain Purchase And Sale
          --------
Agreement dated _______________, 1999 by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     3.   Metrogate Agreement.  "Metrogate Agreement" shall mean that certain
          -------------------
Metrogate Agreement dated August 31, 1983, a copy of which is attached to this Assignment as EXHIBIT B.
              ---------

     4.   Assignment.  For good and valuable consideration received by Assignor,
          ----------
the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Metrogate Agreement as applicable to the period from and after the date hereof.

     5.   Assumption.  Assignee hereby assumes all of the covenants, agreements
          ----------
and obligations of Assignor under or in connection with the Metrogate Agreement as applicable to the period from and after the date hereof.

     6.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7.   Third Parties.  Except as set forth in Section 10 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8.   No Representations or Warranties.  This Assignment shall not be
          --------------------------------
construed as a representation or warranty by Assignor as to the transferability of the Metrogate Agreement, and Assignor shall have no liability to Assignee in the event that the Metrogate Agreement (i) is not transferable to Assignee or
(ii) is canceled or terminated by reason of this assignment or any acts of Assignee.

     9.   Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in
Section 11.Q. of the Contract.

     10.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     11.  Counterparts.  This Assignment may be executed in any number of
          ------------
identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                            ASSIGNOR:

                            FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership

                            By: First Capital Financial Corporation, a Florida corporation, its general partner

                                 By:________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________


                            ASSIGNEE:

                            BOARDWALK MANAGEMENT CORPORATION, an Alabama corporation


                            By:_____________________________________________
                            Name:___________________________________________
                            Title:__________________________________________

EXHIBITS
--------

A - Legal Description of Property
B - Metrogate Agreement

                                       2